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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Magellan Health, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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MAGELLAN HEALTH, INC.
4800 N. Scottsdale Road, Suite 4400
Scottsdale, Arizona 85251
MagellanHealth.com

April 9, 2018

Dear Shareholder:

        You are cordially invited to attend the 2018 annual meeting of shareholders of Magellan Health, Inc., to be held on Thursday, May 24, 2018 at 7:30 a.m., local time, at Magellan Offices, G-2 Auditorium Level, 4800 N. Scottsdale Road, Scottsdale, Arizona 85251.

        This year, three (3) directors are nominated for election to our board of directors. At the meeting, shareholders will be asked to: (i) elect three (3) directors to serve until our 2019 annual meeting; (ii) approve, in an advisory vote, the compensation of our named executive officers; (iii) approve an amendment to our 2014 Employee Stock Purchase Plan to increase by 300,000 the number of shares available for issuance under the plan; (iv) ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal year 2018; and (v) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The accompanying proxy statement provides a detailed description of these proposals. We urge you to read the accompanying materials so that you may be informed about the business to be addressed at the annual meeting.

        It is important that your shares be represented at the annual meeting. Accordingly, we ask you, whether or not you plan to attend the annual meeting, to complete, sign and date a proxy and submit it to us promptly or to otherwise vote in accordance with the instructions on your proxy card or other notice. If you received notice of how to access the proxy materials over the Internet, a proxy card and voting instruction card were not sent to you, but you may vote over the Internet or by email. If you received a proxy card and other proxy materials by mail, you may submit your proxy card or voting instruction card for the annual meeting by completing, signing, dating and returning your proxy card or voting instruction card in the enclosed envelope. If you attend the meeting, you may vote in person, even if you have previously submitted your proxy. However, if you hold your shares in a brokerage account ("street name"), you will need to obtain a proxy form from the institution that holds your shares reflecting your stock ownership as of the record date, to be able to vote by ballot at the meeting.

        We look forward to seeing you at the meeting.

        IF YOU PLAN TO ATTEND THE MEETING:

        Registration and seating will begin at 7:00 a.m. Shareholders and their guests will be asked to sign-in and may be asked to present a valid picture identification. Shareholders holding stock in street name will need to obtain a proxy form from their broker or other institution that holds their shares to evidence their stock ownership as of the record date.

Sincerely,

Barry M. Smith Chairman and Chief Executive Office

MAGELLAN HEALTH, INC.
4800 N. Scottsdale Road
Suite 4400
Scottsdale, AZ 85251
MagellanHealth.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE:	7:30 a.m., local time, on Thursday, May 24, 2018
PLACE:	Magellan Offices, G-2 Auditorium Level, 4800 N. Scottsdale Road, Scottsdale, Arizona 85251.
PURPOSE:	(1)	To elect three (3) members of the board of directors to serve until our 2019 annual meeting;
	(2)	To approve, in an advisory vote, the compensation of our named executive officers;
	(3)	To approve an amendment of our 2014 Employee Stock Purchase Plan to increase by 300,000 the number of shares available for issuance under the plan;
	(4)	To ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year 2018; and
	(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
RECORD DATE:	You can vote if you were a shareholder of record at the close of business on March 26, 2018.
PROXY VOTING:
It is important that you vote your shares. You can vote your shares by completing and returning the proxy card sent to you, or by following the online voting instructions. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the accompanying proxy statement.

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 24, 2018: On or about April 9, 2018, we mailed to our shareholders either (i) a copy of the proxy statement and proxy card and a 2017 Annual Report, or (ii) a Notice of Internet Availability of Proxy Materials, which indicates how to access the proxy materials on the Internet. We believe furnishing the proxy materials to our shareholders on the Internet provides our shareholders with the information they need while lowering the costs of delivery and reducing the environmental impact of the distribution process.

Daniel N. Gregoire Secretary
Scottsdale, Arizona April 9, 2018

i

ii

MAGELLAN HEALTH, INC.
4800 N. Scottsdale Road, Suite 4400
Scottsdale, Arizona 85251

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD MAY 24, 2018

INTRODUCTION

        This proxy statement is being furnished to shareholders of Magellan Health, Inc., a Delaware corporation (the "company" or "we" or "us"), in connection with the solicitation of proxies by our board of directors for use at our annual meeting of shareholders to be held on Thursday, May 24, 2018, at 7:30 a.m., local time, at Magellan Offices, G-2 Auditorium Level, 4800 N. Scottsdale Road, Scottsdale, Arizona 85251, and any adjournment or postponement thereof. This proxy statement is dated April 9, 2018, and is first being distributed to shareholders along with the related form of proxy on or about April 9, 2018.

ABOUT THE MEETING

Why did I receive a "Notice of Internet Availability of Proxy Materials" but no proxy materials?

        We have decided this year to distribute our proxy materials to certain shareholders via the Internet under the "Notice and Access" approach permitted by SEC rules. This approach conserves natural resources and reduces our distribution costs, while providing a timely and convenient method of accessing the materials and voting. On April 9, 2018, we mailed to our shareholders either (i) a copy of the proxy statement and proxy card and a 2017 Annual Report, or (ii) a "Notice of Internet Availability of Proxy Materials" containing instructions on how to access the proxy materials on the Internet.

        If you received a Notice of Internet Availability of Proxy Materials (an "Availability Notice") by mail, you will not receive a printed copy of the proxy materials unless you request one. The Availability Notice will tell you how to access and review the proxy materials on the Internet at www.astproxyportal.com/ast/25120. The Availability Notice also tells you how to access your proxy card to vote on the Internet. If you received an Availability Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions on the Availability Notice.

What is the purpose of the annual meeting?

        At the annual meeting, shareholders will be asked to consider and vote upon four proposals: (i) to elect three (3) directors to serve until the 2019 annual meeting ("Proposal Number One"); (ii) to approve, in an advisory vote, the compensation of our named executive officers ("Proposal Number Two"); (iii) to approve an amendment to our 2014 Employee Stock Purchase Plan to increase by 300,000 the number of shares available for issuance under the plan ("Proposal Number Three"); and (iv) to ratify the appointment of Ernst & Young LLP as our independent auditor for the fiscal year 2018 ("Proposal Number Four"). In addition, management will respond to your questions.

Who is entitled to vote at the meeting?

        Only shareholders of record at the close of business on March 26, 2018, the date our board of directors has fixed as the record date for determining holders of outstanding shares of our Common Stock, par value $.01 per share ("shares" or "common stock"), who are entitled to notice of and to vote at the annual meeting, are entitled to vote at the meeting.

What constitutes a quorum and why is one required?

        The presence at the meeting, in person or by proxy, of shareholders representing a majority of the votes which all shareholders are entitled to cast on the election of directors or any other matter on the record date, will constitute a quorum. A quorum is the minimum number of shares required by law to be present or represented by proxy at the annual meeting for any action to be taken at the annual meeting. As of March 26, 2018, the approximate number of holders of record of our common stock was 230 and 24,623,836 shares of our common stock were issued and outstanding. The presence, in person or by proxy, of the holders of common stock representing at least 12,311,918 votes is required to establish a quorum.

        Under our by-laws, proxies that withhold authority in the vote on directors or abstain on other matters and broker non-votes are counted for purposes of determining the number of shares represented at the meeting. Broker non-votes occur when a broker nominee, holding shares in street name for the beneficial owner of the shares, has not received voting instructions from the beneficial owner and does not have discretionary authority to vote. Under stock exchange rules and rules of the U.S. Securities and Exchange Commission (the "SEC"), brokerage firms holding shares on behalf of their clients do not have the authority to vote on discretionary matters, including Proposals Number One, Two and Three.

        A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum at the meeting.

How do I vote?

        Registered shareholders: There are three ways you can cast your vote:

  •
  Vote on the Internet at www.voteproxy.com using the control number provided to you by 11:59 p.m. Eastern Time on May 23, 2018;

  •
  If you received a proxy card, complete and properly sign, date and return it in the postage paid envelop provided. If voting by mail, please allow sufficient time for the postal service to deliver your proxy card before the annual meeting; or

  •
  Attend the annual meeting and deliver your completed proxy card or complete a ballot in person.

        Beneficial ("in street name") shareholders: There are three ways you can cast your vote:

  •
  Vote on the Internet using the instructions provided to you in the Availability Notice by 11:59 p.m. Eastern Time on May 23, 2018;

  •
  Complete and properly sign, date and return a voting instruction form from the institution holding your shares. Please allow sufficient time for your instructions to be received by the institution before the annual meeting; or

  •
  Obtain a legal proxy from the institution holding your shares to vote in person at the annual meeting, following the instructions set forth in the Availability Notice.

        Unless your proxy specifies otherwise, proxies will be voted (a) FOR the election of the nominated directors in Proposal Number One; (b) FOR approval of the compensation of our named executive officers in Proposal Number Two; (c) FOR approval of the proposed amendment to our 2014 Employee Stock Purchase Plan to increase by 300,000 the number of shares available for issuance under the plan in Proposal Number Three; and (d) FOR the ratification of Ernst & Young LLP as our independent auditor for the fiscal year 2018 in Proposal Number Four. We expect that our current executive officers and members of our board of directors will vote their shares (representing approximately 4.6% of the shares of common stock issued and outstanding as of March 26, 2018, as calculated according to SEC rules) in favor of election of the nominee directors in Proposal Number One, in favor of approval of our executive compensation in Proposal Number Two, in favor of approval of the proposed amendment to our 2014 Employee Stock Purchase Plan to increase by 300,000 the number of shares available for issuance under the plan in Proposal Number Three, and in favor of ratification of our auditors for the fiscal year 2017 in Proposal Number Four, as presented in this proxy statement.

Can I change my vote?

        Any shareholder who has given a proxy has the power to revoke that proxy at any time before it is voted by either: (i) filing a written revocation of the proxy or filing a duly executed proxy bearing a later date, by mail or other delivery method and received before the annual meeting, with Daniel N. Gregoire, our Secretary, at Magellan Health, Inc., 4800 N. Scottsdale Road, Suite 4400, Scottsdale, Arizona 85251; or (ii) appearing at the annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute the revocation of a proxy. Voting by those present during the conduct of the annual meeting will be by ballot.

What vote is required to approve each proposal?

        You have the right to vote "FOR" or "WITHHOLD AUTHORITY" for each director nominee and "FOR" or "AGAINST" each other proposal, or to "ABSTAIN" from voting. The following table summarizes the vote required for approval regarding the director elections and each other proposal, as well as the board's voting recommendation:

Proposal Number	Proposal	Board Recommendation	Affirmative Vote Required for Approval	Broker Discretionary Voting Allowed	Effect of Broker Non-Votes	Effect of Abstentions
1	Elect as directors three nominees to serve until the 2019 annual meeting	FOR each Nominee	Majority of votes cast(1)	No	None(2)	None(2)
2	Cast an advisory vote to approve our executive compensation	FOR	Majority of votes present and entitled to vote	No	None(3)	Against(4)
3	Approve our proposal to amend our 2014 Employee Stock Purchase Plan to increase by 300,000 the number of shares available for issuance	FOR	Majority of votes present and entitled to vote	No	None(3)	Against(4)
4	Ratify the appointment of Ernst & Young LLP as our independent auditor for fiscal year 2018	FOR	Majority of votes present and entitled to vote	Yes	None(3)	Against(4)

(1)
Under applicable law, the affirmative vote of a plurality of the votes of shares that are present in person or represented by proxy at the annual meeting and entitled to vote in the election of directors is required to elect the directors. However, the company's board has adopted a majority voting policy for directors. Under this policy, in an uncontested election, if a director nominee receives a greater number of votes to WITHHOLD AUTHORITY compared to votes FOR the director, then the nominee must tender his or her resignation. The board will then either accept or reject the resignation. See the question below entitled, "What is the Effect of Broker Non-Votes, Withholding Authority and Abstentions?"

(2)
In the vote on the election of directors, abstentions and unvoted shares (including broker non-votes) will not be taken into account. See the question below entitled, "What is the Effect of Broker Non-Votes, Withholding Authority and Abstentions?"

(3)
Broker non-votes are not considered to be shares entitled to vote on the matter.

(4)
Abstentions are considered to be shares entitled to vote on the matter. As a result, abstentions will have the same effect as votes against the proposal. See the question below entitled, "What is the Effect of Broker Non-Votes, Withholding Authority and Abstentions?"

What is the effect of broker non-votes, withholding authority and abstentions?

        Stock exchange and SEC rules govern how shares held in brokerage accounts are voted on several types of matters. If you hold shares through a brokerage firm and you do not direct the broker on how to vote your shares on Proposal Number One (election of directors), Proposal Number Two (compensation of named executive officers) or Proposal Number Three (approval of increase in shares available under the 2014 Employee Stock Purchase Plan), your brokerage firm cannot vote them for you and, as a result, your shares will remain unvoted. Therefore, it is very important that you direct the vote of your shares on all items, including the election of directors, by completing and submitting a proxy through one of the means described under "How do I vote?" above. Such broker non-votes are not considered to be entitled to vote, so they will not be counted either for or against those proposals.

        Whether you hold your shares through a broker or registered in your own name or in any other manner, a properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to that nominee, and will have no effect on the determination whether that nominee received a plurality of the votes. It will, however, have the effect of a vote against the director under our majority voting policy for directors.

        A proposal on which the shareholder abstains from voting will have the same effect as a vote against that proposal, as the shares are considered to be entitled to vote but will not count toward the majority vote needed to approve the proposal.

        We will post the results of the voting on our website at MagellanHealth.com after the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Who are the largest owners of your stock?

        The following table sets forth certain information as of March 26, 2018 (except as otherwise noted) with respect to any person known by the company to be the beneficial owner of more than 5% of the outstanding shares of our common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class 1(1)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	3,206,577	13.0
The Vanguard Group, Inc.(3) 100 Vanguard Boulevard Malvern, PA 19355	2,275,103	9.2
Dimensional Fund Advisors LP(4) Building One 6300 Bee Cave Road Austin, TX 78746	1,991,022	8.1

(1)
The information regarding the beneficial ownership of common stock by each named entity is included in reliance on its reports filed with the SEC, except that the percentage of common stock beneficially owned is based upon the company's calculations made in reliance upon the number of shares reported to be beneficially owned by such entity in such report and on 24,623,836 shares of common stock issued and outstanding as of 3/26/18.

(2)
Based on information set forth in Amendment No. 10 to Schedule 13G filed on 01/17/18. BlackRock, Inc. is the parent holding company of the following investment adviser subsidiaries which exercise investment control over accounts that hold company shares: BlackRock Fund

  Advisors, BlackRock Advisors, LLC, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Institutional Trust Company, N.A., BlackRock Asset Management Canada Limited, BlackRock Investment Management, LLC, BlackRock Asset Management Ireland Limited, BlackRock Investment Management (UK) Ltd., BlackRock Investment Management (Australia) Limited, BlackRock Life Limited, BlackRock (Netherlands) B.V. and BlackRock (Luxembourg) S.A.. The above figure represents sole dispositive power; BlackRock, Inc. also holds sole voting power over 3,152,061 shares.

(3)
Based on information set forth in Amendment No. 7 to Schedule 13G filed on 02/07/18. The Vanguard Group, Inc. is the investment manager of collective trust accounts which hold company shares. Includes shares held by Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., each a wholly-owned subsidiary which is an investment manager. The above figure includes 2,232,316 shares over which Vanguard holds sole disposition power and 41,131 shares over which Vanguard holds sole voting power.

(4)
Based on information set forth in Amendment No. 3 to Schedule 13G filed on 02/09/18. Dimensional Fund Advisors LP is an investment adviser which advises various registered investment companies and certain other commingled funds, group trusts and separate accounts which beneficially own the above shares. The above figure represents sole dispositive power. Dimensional Fund Advisors LP holds sole voting power over 1,935,665 shares.

How much stock do your executive officers and directors own?

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 26, 2018 (except as otherwise noted) by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; and (iii) all directors and executive officers (including those listed under "Executive Officers" below) as a group.

Name of Beneficial Owner	Amount and Nature of Beneficiary Ownership(1)(2)	Percent of Class(3)
John O. Agwunobi, M.D.	7,582	*
Eran Broshy	10,097	*
Michael S. Diament	34,429	*
Perry G. Fine, M.D	8,771	*
Kay Coles James(4)	8,309	*
G. Scott MacKenzie	3,747	*
William J. McBride	34,429	*
Mary F. Sammons	15,947	*
Matthew J. Simas	—	*
Swati Abbott	—	*
Barry M. Smith	649,077	2.6%
Jonathan N. Rubin	112,942	*
Sam K. Srivastava	214,234	*
Mostafa Kamal	513	*
Daniel N. Gregoire	16,031	*
All directors and executive officers as a group (16 persons)(4)	1,179,633	4.6%

*
Less than 1.0% of total outstanding.

(1)
Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. This table is based upon information supplied by the directors and executive officers.

(2)
Includes as beneficially owned stock options held by such individuals which are exercisable or vest within 60 days of 3/26/18, in accordance with SEC Rule 13d-3(d)(1). The above ownership figures include the following stock options:

Name of Option Holder	Options Held
John O. Agwunobi, M.D	—
Eran Broshy	—
Michael S. Diament	—
Perry G. Fine, M.D	—
Kay Coles James	—
G. Scott MacKenzie	—
William J. McBride	—
Mary F. Sammons	—
Matthew J. Simas	—
Swati Abbott	—
Barry M. Smith	604,847
Jonathan N. Rubin	86,495
Sam K. Srivastava	208,880
Mostafa Kamal	—
Daniel N. Gregoire	—
All directors and executive officers as a group	943,603
(3)
The percentage of common stock beneficially owned is based upon 24,623,836 shares of common stock issued and outstanding as of the above date, plus those shares considered outstanding under SEC Rule 13d-3(d)(1), as detailed in Note (2) for each holder or group of holders.

(4)
Ms. James resigned from the board effective March 31, 2018.

(5)
The group of executive officers also includes Caskie Lewis-Clapper. See "Executive Officers."

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership of our common stock with the SEC. Executive officers, directors and greater than 10% shareholders are required by the SEC to furnish us with copies of all Section 16(a) reports that they file.

        Based on our review of the copies of such reports, or written representations from certain reporting persons that no reports on Form 3, 4 or 5 were required for those persons, we believe that all reports required by Section 16(a) to be filed by our current executive officers, directors and greater than 10% shareholders during 2017 were filed on a timely basis, except (i) Mr. Rubin had one late Form 4 relating to the vesting of RSUs by him, (ii) Mr. Kamal had one late Form 4 relating to the exercise of options and the sale of the resulting shares under a Rule 10b5-1 plan, (iii) Mr. Diament had one late Form 4 relating to the cash-out in 2016 of stock options which were scheduled to expire shortly thereafter, at the difference between the closing price on that date and the exercise price of the options, and (iv) Mr. McBride had one late Form 4 relating to the cash-out of stock options identical to the cash-out involving Mr. Diament.

CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Governance Highlights

        We are committed to meeting high standards of corporate governance, business conduct and ethical behavior in operating our business. To this end, we have adopted the following practices:

  •
  Director Independence—All of our directors, other than Mr. Smith, our CEO, are independent.

  •
  Lead Director—Because our Chairman is also our CEO, we have appointed a lead director who leads our independent outside directors.

  •
  Nominating/Corporate Governance Committee—We have formed a committee of our board of directors to review and implement corporate governance policies and practices.

  •
  Majority Voting Policy—We have adopted a policy which requires any director who does not obtain a majority vote of the shareholders to submit his or her resignation for consideration by our Nominating/Corporate Governance Committee.

  •
  Stock Ownership Guidelines—Our directors are required to maintain a share ownership position equal to at least five times their annual retainer. Our executive officers are also required to maintain specified share ownership levels, including five times his base salary for our CEO.

  •
  Independent Compensation Consultant—We annually consult with an independent consultant to provide us with comparable company and other compensation information supporting our executive compensation decisions.

  •
  Clawback Policy—We have adopted a clawback compensation recovery policy which applies in the event of a material financial restatement, and our incentive compensation plans include forfeiture and clawback provisions for conduct injurious to the company.

  •
  Absence of Rights Plan—We do not have a shareholder rights plan, commonly known as a "poison pill."

  •
  Ethics Codes—We have adopted codes of ethics for our directors and for our senior executive officers and a code of conduct which covers all of our employees.

  •
  Anti-Hedging and Pledging Policy—Our equity plans and our stock trading policy prohibit recipients of equity awards from engaging in hedging transaction or from pledging equity securities as collateral for a loan.

  •
  Double-Trigger Change of Control Benefits—Our change of control payments to our executives are payable only if they are terminated without cause or terminate their employment for good reason in connection with a change of control, commonly known as a "double-trigger" arrangement.

  •
  Board Declassification—At our 2017 annual meeting, our shareholders approved our proposal to declassify our board of directors. We are currently implementing the declassification of our board, and from 2020 and onward all directors will be subject to annual election after they finish serving their current terms of office.

General

        The business and affairs of the company are managed under the direction of the board of directors. The size of the board is currently fixed at nine (9) directors. Directors previously served for staggered three-year terms. Under a proposal approved at our 2017 annual meeting, beginning in 2018 and onward, as the directors' three-year terms of office expire, they are subject to annual reelection.

Beginning with the 2020 annual meeting, our board will be fully declassified and all directors will be subject to annual election.

        Several provisions of the company's by-laws and the policies adopted by the board are designed to promote effective and independent governance of the company. Under the by-laws, the board is required to present to the shareholders nominees for election as director and to take other corporate actions to cause the composition of the board, and in particular its Audit and Management Compensation Committees, to meet all applicable independence requirements. As described under "Director Independence" below, the listing standards of the NASDAQ Global Market ("NASDAQ") require the company's board to be comprised of a majority of independent directors. Additional independence requirements under NASDAQ and SEC rules apply to the composition of the Audit and Management Compensation Committees. Our board also has a Nominating/Corporate Governance Committee to identify and recommend individuals to the board for nomination as members of the board and to review corporate governance principles which apply to the company. Our chairman of the board, Mr. Smith, currently also serves as our chief executive officer. Because our chairman of the board is not considered independent under applicable rules, our by-laws provide for the designation of a lead director to fulfill various leadership functions on behalf of the non-employee directors for which the chairman of the board otherwise would be responsible. Due to Mr. Smith's service as our chief executive officer, he is not considered independent for these purposes, and the lead director provisions of our by-laws are applicable, as described below. The board has also adopted corporate governance guidelines which address several issues with how the board functions; these guidelines are posted on the Corporate Governance section of our website at MagellanHealth.com.

        The board believes that combining the chairman and chief executive officer roles in Mr. Smith promotes strong and effective corporate governance. At the same time, the company's strong lead director role provides an effective means for the independent directors to exercise appropriate independent oversight of management. See "Lead Director" below.

Lead Director

        Mr. McBride currently serves as the lead director of the board of directors. In that role, Mr. McBride chairs the executive sessions of our independent outside (non-management) directors and communicates regularly with Mr. Smith regarding major corporate strategies and policies. As part of all regularly-scheduled meetings of the board, the outside directors meet in executive session, with Mr. McBride chairing the meeting, to discuss pending board matters. At present, all of the directors except Mr. Smith are independent outside directors.

        In addition, Mr. McBride has been designated the lead director for purposes of receiving communications from interested parties and from shareholders. You may express your concerns to the independent directors by contacting the lead director through the communication channels set forth in the section entitled "Communications with Directors and Management" below.

Management of Risk

        The board believes that risk management oversight forms an integral part of formulating and carrying out its business strategy and plans for the company. Several risk management functions are assigned in the first instance to the Audit Committee, which oversees the company's internal audit function, the engagement of independent auditors, the design and results of the annual independent audit, the assessment of internal financial and other controls, and the risk management function of the company's legal and compliance staffs. However, the full board regularly considers risk management issues during its normal decision-making processes. In addition, the Management Compensation Committee considers the risks arising out of the company's compensation policies and practices.

        The Audit Committee oversees an enterprise-wide risk management process which is coordinated by the company's internal auditors and includes the identification and evaluation of risks through interviews with key members of management. The Audit Committee is charged under its charter with reviewing the effectiveness of the company's processes for assessing and managing significant risks and reviewing the steps that management has taken to minimize those risks. It considers and reviews with management, the company's independent auditors and the head of the company's internal audit function, the effectiveness of or weaknesses in the company's internal controls, including information systems and security, the overall control environment and accounting and financial controls. It reviews, with the head of the company's internal audit function (independent of other members of senior management) and the independent auditors, the coordination of their audit efforts to assure completeness of coverage of key business controls and risk areas, reduction of redundant efforts and the effective use of audit resources. The Audit Committee also regularly reviews risk management matters with the company's general counsel.

Committees of the Board of Directors

        The board of directors has established an Audit Committee, a Management Compensation Committee and a Nominating/Corporate Governance Committee, each of which is comprised solely of independent directors. Each committee operates under a charter which is available in the Corporate Governance section of our website at MagellanHealth.com.

        The following shows the current membership of our committees:

	Audit	Management Compensation(1)	Nominating/ Corporate Governance
John O. Agwunobi, M.D	M#
Eran Broshy			C
Michael S. Diament	C*#	M
Perry G. Fine, M.D			M
G. Scott MacKenzie	M#
William J. McBride			M
Mary F. Sammons		C
Barry M. Smith
No. of Meetings in 2017†	5	4	3

C
Chairperson

M
Member

*
Audit Committee financial expert, under SEC rules, and has financial sophistication under NASDAQ listing standards

#
All members of the Audit Committee are financially literate.

†
All of the incumbent directors attended at least 75% of the aggregate number of meetings of the full board and the committees during 2017. All of the incumbent directors attended the 2017 annual meeting. The full board of directors held eight meetings in 2017.

(1)
Kay Coles James served as a member of the Management Compensation Committee during 2017 and resigned on March 31, 2018.

        Audit Committee.    The primary function of the Audit Committee is to assist the board of directors in fulfilling its financial oversight responsibility by reviewing the company's financial statements, the other financial information that is provided to our shareholders, our periodic financial reports filed with the SEC, our system of internal controls, and the audit process. The Audit Committee has a written charter adopted by the board of directors which is available on our website at MagellanHealth.com. The Audit Committee has the power to conduct or authorize investigations into any matter within the scope of its responsibilities and has unrestricted access to management, the company's internal audit staff and current and former independent auditors and attorneys. The Audit Committee is responsible for selecting and engaging the independent auditors and the head of the company's internal audit functions, reviewing the scope and approach of the annual audit with the independent auditors, and pre-approving any audit and non-audit services to be performed by the independent auditors. The Audit Committee is also required to review and approve the company's "whistle blower" policies and procedures for employees to report fraud, accounting irregularities or other wrongdoing. It is authorized to retain independent counsel, accountants and others to assist it at the company's expense.

        The members of the Audit Committee are appointed annually by the board, and the Audit Committee must be composed of at least three directors, one of whom is appointed chairperson. The committee is required to meet at least five times per year, or more frequently as circumstances dictate.

        Management Compensation Committee.    The Management Compensation Committee is responsible for overseeing our management compensation philosophies, policies, programs and practices. It has a written charter adopted by the board of directors which is available in the Corporate Governance section of our website at MagellanHealth.com. The committee establishes our general compensation philosophy and oversees the development and implementation of compensation programs. It also reviews and approves the means used for applying corporate goals and setting performance objectives to be used in determining the compensation of our chief executive officer, other executive officers and other members of senior management. The committee also reviews and approves the compensation of the chief executive officer and the other executive officers designated in this proxy statement as Named Executive Officers.

        Nominating/Corporate Governance Committee.    The Nominating/Corporate Governance Committee oversees the company's ongoing efforts to ensure high standards of corporate governance, reviews and makes recommendations to the board concerning governance issues, and identifies and recommends individuals to the board for nomination as members of the board and its committees. In nominating candidates, the committee takes into consideration the factors that it deems appropriate, including those described in the Nominating/Corporate Governance Committee Charter, which is available in the Corporate Governance section of our website at MagellanHealth.com. As provided in the company's by-laws, candidates for election to the board may also be nominated by shareholders who meet certain requirements. The process which the Nominating/Corporate Governance Committee follows in selecting nominees is described under "Process for Selecting Nominees to the Board" below.

        The Nominating/Corporate Governance Committee is also responsible for considering whether to accept the resignation of any director whose election or reelection does not receive a majority vote under our majority voting policy for directors. See "Majority Voting Policy" below.

Directors' Compensation

        The following table sets forth, for the year ended December 31, 2017, the compensation paid by the company to its non-executive directors. The company does not pay any compensation in their capacity as directors to any directors who are also executive officers of the company. During 2017, Mr. Smith served as an executive officer and director.

Name	Fees Earned or Paid in Cash		Stock Awards(1)	Total
	($)		($)	($)
John O. Agwunobi, M.D.	95,000		150,017	245,017
Eran Broshy	117,500		150,017	267,517
Michael S. Diament	125,000		150,017	275,017
Perry G. Fine, M.D.	90,000	(2)	150,017	240,017
Kay Coles James(3)	90,000		150,017	240,017
G. Scott MacKenzie	95,000		150,017	245,017
William J. McBride	120,000		150,017	270,017
Mary F. Sammons(4)	110,000		150,017	260,017

(1)
The amounts shown in this column represent the grant date fair values of restricted share awards calculated in accordance with FASB ASC Topic 718 on the basis of the number of shares awarded (2,137 for each of the directors) multiplied by the closing price of the company's stock on the day of the award, 5/24/17 ($70.20). These figures differ from the $150,000 values of stock awards contemplated by company policy due to rounding to the nearest whole share. Each of these restricted shares remained held by each director as of December 31, 2017.

(2)
The cash fees paid for Dr. Fine were paid to a deferred compensation trust for his benefit.

(3)
Ms. James resigned as a director effective March 31, 2018.

(4)
Ms. Sammons will retire from the board on the date of the meeting.

        Annual Board Fees.    For their services to the company in 2017, the individuals who served as members of the board of directors during the year received the fees listed below. No compensation was paid to those members who also served as employees of the company.

Type of Fee	Committee	2017 Fee
		($)
Annual Retainer—all non-employee directors	N/A	80,000
Committee Chair	Audit	35,000
	Management Compensation	30,000
	Nominating/Corporate Governance	30,000
Committee Member	Audit	15,000
	Management Compensation	10,000
	Nominating/Corporate Governance	10,000
Lead Director	N/A	30,000

        Equity Compensation.    For their services in 2017, independent directors serving as of the date of the 2017 annual meeting received awards of restricted shares under the 2016 Management Incentive Plan ("2016 MIP") with an aggregate fair market value at that time equal to $150,000, as measured by the closing price of the company's stock on that date. Directors whose service commences after the date of an annual meeting are eligible to receive an award with a lesser aggregate fair market value as determined by the board. The restricted shares vest after a one-year restriction period.

        On May 13, 2017, the company cashed out stock options issued in 2007 to Messrs. Diament and McBride in the amounts of $148,157 each, at a price equal to the difference between the closing price of the company's stock on that date and the $40.21 exercise price of those options. The options were otherwise due to expire on May 16, 2017.

        Under the Company's Director Share Ownership Policy, non-employee directors are required to maintain a minimum share ownership position equal in value to five times the annual retainer fee applicable to board members generally. For 2017, this annual retainer fee was $80,000, and directors were required to hold shares with an aggregate fair market value equal to no less than $400,000. In order to meet this requirement, directors are permitted to accumulate shares over time through regular grants as described above. However, directors are not allowed to sell any shares unless they will retain share ownership with an aggregate fair market value equal to or greater than the required amount.

        Currently, all non-employee directors meet this requirement. Our new director nominees, Ms. Abbott and Mr. Simas, will not meet this requirement upon their election to the board. Those directors who are also executive officers are subject to a separate equity ownership policy which is described below under "Executive Compensation—Compensation Discussion and Analysis—Equity Ownership Policy."

Process for Selecting Nominees to the Board

        The Nominating/Corporate Governance Committee is responsible for identifying, evaluating and recommending to the board and shareholders candidates for election as members of the board. The board has adopted a set of Corporate Governance Guidelines and a Policy for Selecting Nominees for Election as Directors, which are available in the Corporate Governance section of the company's website at MagellanHealth.com. Shareholders may participate in the nomination of directors by two methods: by recommending individual nominees for consideration for selection as nominees by the board of directors or by directly nominating an individual to be voted on by shareholders. For further information on the nomination of directors directly by shareholders, see "Direct Shareholder Nominations" below. The Nominating/Corporate Governance Committee will evaluate and make recommendations to the board regarding individuals properly presented by shareholders as candidates for nomination by the board.

        In general, no specific search effort must be completed to fill a director position, but the Nominating Committee may in its discretion conduct a search. In the case of a vacancy in a director position, the committee recommends to the board an individual to fill that vacancy either through appointment by the board or through election by the shareholders at the next annual meeting. Ms. Abbott and Mr. Simas, who are nominated for election as directors for the first time at the meeting, were identified and nominated by the committee. The Policy for Selecting Nominees for Election as Directors provides that the committee may take into consideration the factors that it considers appropriate. The factors listed in the policy include the candidate's ability to complement the skills of the other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the company; the candidate's personal qualities and characteristics; accomplishments and reputation in the business community; the candidate's current knowledge and contacts in the communities in which the company does business and in the company's industry; the candidate's experience with businesses and other organizations of comparable size; the candidate's ability and willingness to commit adequate time to board and committee matters, and diversity of viewpoints, background, experience and other demographics. The Nominating/Corporate Governance Committee has maintained diversity in business experience and viewpoints among board members by selecting individuals as nominees who have backgrounds in and outside of the managed healthcare industry and the pharmacy benefit management industry and in finance, accounting and government. The board believes that by its selection of nominees it has promoted diversity in its membership in a way that has effectively served the company and its strategic goals.

        The Nominating/Corporate Governance Committee may consider candidates proposed by management, but it is not required to do so. The committee conducts appropriate inquiries into the background and qualifications of possible candidates. With respect to incumbent directors, the Nominating/Corporate Governance Committee reviews the director's overall service to the company during his or her term, including the number of meetings attended, level of participation, quality of performance, and any circumstances that have presented or are expected to present a conflict of interest with the company.

        In cases where members of the Nominating/Corporate Governance Committee are subject to re-election at the next annual meeting, those directors exclude themselves from any committee discussion or action on their nomination.

        The Nominating/Corporate Governance Committee also develops and recommends to the board standards to be applied in making determinations as to the absence of any material relationship between the company and a director and as to a director being otherwise considered independent under the NASDAQ rules.

        The Nominating/Corporate Governance Committee also identifies board members qualified to fill vacancies on any committee of the board (including the Nominating/Corporate Governance Committee) and recommends the appointment of members to fill those vacancies. In nominating a candidate for committee membership, the Nominating/Corporate Governance Committee takes into consideration the factors set forth in the charter of the committee, if any, and any other factors it deems appropriate.

  Shareholder Recommendations

        Shareholders who wish to recommend an individual for consideration by the Nominating/Corporate Governance Committee as a prospective nominee for election to the board may do so by writing to our corporate secretary at 4800 N. Scottsdale Road, Suite 4400, Scottsdale, Arizona 85251, with whatever supporting material the shareholder considers appropriate. All such shareholder-recommended candidates should satisfy the following criteria established by the Nominating/Corporate Governance Committee for its nominees for board membership:

  •
  The candidate should be an individual of accomplishment in his or her career.

  •
  The candidate should be able in carrying out his or her responsibilities as a director to make independent business judgments in an analytical manner and should exhibit practical wisdom and mature judgment.

  •
  The candidate should possess the highest personal and professional ethics, integrity and values, and should be committed to promoting the long-term interests of the company's shareholders, free of any relationship that may on a regular basis create a conflict of interest between his or her directorial role and personal or associative interests.

  •
  The candidate should have expertise and experience in an area pertinent to the company's business, and have the time to and, by personality, be capable of effectively providing advice and guidance to management of the company based on that expertise and experience.

        In order for shareholder-recommended candidates to be considered in an orderly manner, generally, names and other supporting materials should be submitted not later than six months prior to the anniversary of the mailing date of the company's most recent past annual meeting proxy statement, which will be October 9, 2018 for the 2019 annual meeting. Materials in support of a shareholder-recommended candidate should include:

  •
  All information about the candidate that is required to be disclosed in solicitations of proxies for election of directors or otherwise required under Regulation 14A under the Exchange Act, including a written consent to being named in the board's proxy statement as a nominee and to serving as a director if elected.

  •
  An indication of whether the candidate qualifies as "independent" under the NASDAQ listing standards, including the additional requirements relating to service on the Audit Committee.

  •
  The name and address of the recommending shareholder, as they appear on the company's books, and of any beneficial owner on whose behalf the recommendation is made.

  •
  The class and number of shares of the company's stock that are beneficially owned and held of record by such shareholder or beneficially owned by such beneficial owner.

  •
  Information regarding whether the recommending shareholder, beneficial owner or candidate or their affiliates have any plans or proposals for the company, including for any extraordinary transaction.

  •
  Whether the recommending shareholder, beneficial owner or candidate seeks to use the nomination to redress personal claims or grievances against the company or to further personal interests or special interests not shared by shareholders at large.

  Direct Shareholder Nominations

        In order to provide for the orderly consideration by shareholders of all nominees to be presented for election as directors by vote of the shareholders, our by-laws require that certain advance notice be given to the company of a nomination made by a shareholder. No shareholder nomination will be considered if the shareholder has not provided the requisite notice for presentation of a nominee to be voted on at the upcoming annual meeting. To nominate an individual to be voted on for election as a director at a future shareholder meeting, notice of the nomination must be given in writing to our corporate secretary at 4800 N. Scottsdale Road, Suite 4400, Scottsdale, Arizona 85251 by a shareholder entitled to notice of and to vote at the meeting. To be effective, the nomination must be received not later than 90 days prior to the anniversary date of the previous year's annual meeting, provided that if the date of the annual meeting is more than 30 days before or after the anniversary date of the previous annual meeting, the nomination must be received within 15 days after the public announcement by the company of the date of the annual meeting. The nomination must contain the following information to the extent known by the shareholder:

  •
  The name, age, business address, and residence address of the proposed nominee(s) and of the notifying shareholder.

  •
  The principal occupation of the proposed nominee.

  •
  A representation that the notifying shareholder intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice.

  •
  The class and total number of shares of capital stock and other company securities that are beneficially owned by the notifying shareholder and by the proposed nominee and, if such securities are not owned solely and directly by the notifying shareholder or the proposed nominee, the manner of beneficial ownership.

  •
  A description of all arrangements or understandings between the notifying shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by the notifying shareholder.

  •
  Such other information regarding the nominee proposed by such shareholder as would be required to be included in a proxy statement filed with the SEC pursuant to Regulation 14A under the Exchange Act had the nominee been nominated by the board.

  •
  The consent of the nominee to serve as a director of the company if so elected.

        The company may request any proposed nominee to furnish such other information as may reasonably be required by the company to determine the qualifications of the proposed nominee to serve as a director of the company, including information bearing on the proposed nominee's independence under relevant rules and factors. Within 15 days after receipt by the secretary of a shareholder notice of nomination, the board must instruct the secretary to advise the notifying shareholder of any deficiencies in the notice. The notifying shareholder must cure the deficiencies within 15 days of receipt of such notice. Nominations that are not in compliance with the by-laws will not be given effect.

Majority Voting Policy

        Our Corporate Governance Guidelines include a policy providing for majority voting for directors. This policy states that, in an uncontested election, if any director nominee receives an equal or greater number of votes "WITHHELD" from his or her election as compared to votes "FOR" such election (a "majority withheld vote") and no successor has been elected at the meeting, the director nominee must tender his or her resignation following certification of the shareholder vote.

        In such an event, the Nominating/Corporate Governance Committee will promptly consider the resignation offer and a range of possible responses based on the circumstances that led to the majority withheld vote, if known, and make a recommendation to the full board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The committee in making its recommendation, and the board in making its decision, may consider any factors or other information that they consider appropriate and relevant, including but not limited to:

  •
  the stated reasons, if any, why shareholders withheld their votes;

  •
  possible alternatives for curing the underlying cause of the withheld votes;

  •
  the director's tenure, qualifications and record;

  •
  the director's expected future contributions to the company; and

  •
  the overall composition of the board, including independence, skills, diversity and other factors.

        The board is required to act on the Nominating/Corporate Governance Committee's recommendation within 90 days following certification of the shareholder vote. Then the board will promptly publicly disclose in a report furnished to the SEC its decision regarding the tendered resignation. If the board accepts a director's resignation, or if a nominee for director is not elected and the nominee is not an incumbent director, then the board, in its sole discretion, may fill any resulting vacancy in accordance with our by-laws. If a director's resignation is not accepted by the board, the director will continue to serve until the next annual meeting and until his or her successor is duly elected, or until his or her earlier resignation or removal.

        A director who tenders his or her resignation under this policy will not participate in the Nominating/ Corporate Governance Committee recommendation or board action regarding whether to accept the resignation.

        Through this policy the board seeks to be accountable to all shareholders and to respect the rights of shareholders to express their views through their vote for directors. However, the board also considers it important to have sufficient flexibility to make sound decisions based on the relevant circumstances in the event of a majority withheld vote. The board believes that the policy which was adopted strikes the right balance between respecting the votes of shareholders and exercising its governance responsibilities.

Director Independence

        NASDAQ listing standards require that a majority of the company's board of directors qualify as independent directors. Under NASDAQ rules, no director qualifies as independent unless the director is not an officer or employee of the company and was not employed by the company during the preceding three years, and the board determines that the director has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

        For various corporate governance purposes, including the composition of the Nominating/Corporate Governance Committee and the Management Compensation Committee, we have separately adopted a standard for determining when a director is independent which is identical to the NASDAQ standard. This standard is set forth below. In addition, the charters of the committees of the board contain additional considerations which bear on a determination whether their members are independent for purposes of service on those committees.

        Our Nominating/Corporate Governance Committee as one of its key functions periodically monitors and reviews the independence status of the directors. At its meeting held on February 21, 2018, the committee reported to the full board on its review of director independence. As part of receiving the committee report, the board reviewed and considered transactions and relationships between each director or any member of his or her immediate family and the company and its subsidiaries. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. In making this determination, the board applied the following NASDAQ standards, in addition to considering any other relevant facts and circumstances:

  •
  A director who is, or at any time during the past three years was, employed by the company, is not considered independent.

  •
  A director who accepted, or who has a family member who accepted, any payments from the company in excess of $120,000 during any period of twelve consecutive months within the three preceding years, except compensation for board or committee service, compensation paid to a family member who is an employee (other than an executive officer) of the company, and benefits under a tax-qualified retirement plan or non-discretionary compensation, is not considered independent.

  •
  A director who is a family member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer, is not considered independent.

  •
  A director who is, or who has a family member who is, a partner in, or a controlling stockholder or any executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceeded 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising from investments in the company's securities and payments under non-discretionary charitable contribution matching programs, is not considered independent.

  •
  A director who is, or who has a family member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the company served on the compensation committee of such other entity, is not considered independent.

  •
  A director who is, or who has a family member who is, a current partner of the company's outside auditor, or was a partner or employee of the company's outside auditor who worked on the company's audit at any time during any of the past three years, is not considered independent.

        The NASDAQ standards impose additional independence and qualification standards on the members of our Audit and Management Compensation Committees. Under these standards, each committee member, in addition to meeting the definition of independence applicable to all non-employee directors, is prohibited from accepting directly or indirectly any consulting, advisory or other compensatory fee from the company or from being an affiliated person of the company or any subsidiary or affiliate of any subsidiary of the company, and must not have participated in the preparation of the company's financial statements at any time during the past three years.

        Under the standards set forth above, the board determined that all of its members serving on February 21, 2018, including each of the members of our Audit Committee, Management Compensation Committee and Nominating/Corporate Governance Committee, are independent as of the date of this proxy statement, except Mr. Smith (our chairman and chief executive officer). The board also determined that the two nominees for election as new directors, Mr. Simas and Ms. Abbott, are independent for purposes of the NASDAQ listing standards. In reviewing the independence status of Mr. Simas, the board took note of the fact that he serves as a consultant on a retainer to a company which is a vendor of services to Magellan, but determined that this relationship did not compromise his independence. Mr. Simas has agreed not to participate in any board decision relating to that vendor company.

Compensation Committee Interlocks and Insider Participation

        The Management Compensation Committee during 2017 consisted of Mary Sammons (chair), Kay Coles James and Michael Diament.

        None of the members of the Management Compensation Committee was an officer or employee of the company during 2017 or was formerly an officer of the company. None of the company's executive officers serves as a member of the compensation committee (or other board committee performing equivalent functions) of another entity that has one or more executive officers who serves on the company's board or on the Management Compensation Committee, and none of the company's executive officers serves as a director of another entity one of whose executive officers serves on the Management Compensation Committee.

Review of Related Person Transactions

        The board has adopted a Related Person Transaction Policy, the purpose of which is to address the reporting, review and approval or ratification of transactions with related persons. The company generally seeks to avoid related person transactions because they can involve potential or actual conflicts of interest and pose the risk that they may be, or be perceived to be, based on considerations other than the company's best interests. However, the company recognizes that in some circumstances transactions between the company and related persons may be incidental to the normal course of business or provide an opportunity that is in the best interests of the company, or that is not inconsistent with the best interests of the company and where it is not efficient to pursue an alternative transaction. A copy of the policy is available in the Corporate Governance section of our website at MagellanHealth.com. The policy applies to the following persons:

  •
  each director and executive officer of the company;

  •
  any nominee for election as a director of the company;

  •
  any security holder who is known to the company to own of record or beneficially more than five percent of any class of the company's voting securities; and

  •
  any immediate family member of any of the above persons.

        For purposes of the policy, a related person transaction means any transaction or arrangement or series of transactions or arrangements in which the company participates (whether or not the company is a party) and a related person has a direct or indirect interest that is material to the related person. A related person's interest in a transaction or arrangement will be presumed material to that person unless it is clearly incidental in nature or has been determined in accordance with the policy to be immaterial in nature such that further review is not warranted.

        Under the policy, a director, nominee for director or executive officer who intends to enter into a related person transaction must disclose all material facts with respect to the transaction to the Audit

Committee. Also, any officer or employee who intends to cause the company to enter into any related person transaction must disclose all material facts with respect to the transaction to his or her superior, who is responsible for reporting that information to the Audit Committee. As part of disclosing the material facts with respect to the transaction, the person proposing the transaction must provide specific details about his or her interest in the transaction, a description of the connection that person has with the transaction, the business justification for the transaction and other specific details. The Audit Committee must then review the related person transaction and approve the transaction before the transaction will be given effect.

        In approving or ratifying a related person transaction, the Audit Committee will consider whether the transaction is in, or is not inconsistent with, the best interests of the company, including the following factors:

  •
  the position within or the relationship of the related person with the company;

  •
  the materiality of the transaction to the related person and the company;

  •
  the business purpose for and reasonableness of the transaction, taken in the context of alternatives available to the company;

  •
  whether the transaction is comparable to a transaction that could be available on an arms-length basis or is on terms that the company offers generally to persons who are not related;

  •
  whether the transaction is in the ordinary course of the company's business and was proposed and considered in the ordinary course of business; and

  •
  the effect of the transaction on the company's business and operations.

Codes of Ethics

        The board has adopted a Code of Ethics for Directors, covering directors only, and a Code of Ethics for Covered Officers, covering senior executives and individuals reporting directly to the chief executive officer and finance department employees at a vice president level or above. In addition, the company has adopted a Code of Conduct covering all employees.

        The Code of Ethics for Directors deals with conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with laws, insider trading and personal loans to executive officers and directors. The Code of Ethics for Covered Officers deals with good faith and fair dealing in all negotiations and transactions, actual and apparent conflicts of interest, responsible use and protection of company assets, disclosures filed with the SEC or otherwise communicated to the public, compliance with laws, prompt reporting of violations of the code of ethics and other applicable policies, and accountability with respect to compliance with the code of ethics.

        The Code of Conduct, among other things, contains a whistleblower policy that sets forth steps an employee should take if he or she has a question about a legal or ethical issue related to his or her job or the company, and prohibits retribution against any person raising an issue.

        The company will provide to any person without charge, upon request, copies of its Code of Ethics for Directors, Code of Ethics for Covered Officers and Code of Conduct for all employees. Any such request should be made in writing to the Investor Relations Department, Magellan Health, Inc., 4800 N. Scottsdale Road, Suite 4400, Scottsdale, Arizona 85251. The Code of Ethics for Directors, Code of Ethics for Covered Officers and Code of Conduct are also available in the Corporate Governance section of our website at MagellanHealth.com. The company intends to disclose any future material amendments to the provisions of the codes of ethics and material waivers from such codes of ethics, if any, made with respect to any of its directors and executive officers on its website.

Disclosure Controls and Procedures

        We have adopted disclosure controls and procedures that are designed to ensure that all public disclosures are accurate, complete and timely. We have also created a disclosure committee, which is responsible for ensuring our compliance with the disclosure controls and procedures and for the evaluation of those procedures. If you become aware that our public disclosures are not accurate, complete or timely, or become aware of a transaction or development you believe may require disclosure, you should report the matter as soon as practicable to our corporate secretary at 4800 N. Scottsdale Road, Suite 4400, Scottsdale, Arizona 85251.

Communications with Directors and Management

        We have several communications channels established for employees, shareholders and other interested parties to communicate with our management and/or our board of directors or committees thereof.

        Member and Provider Communications:    Our members and providers have specific mechanisms for contacting us regarding such matters as benefits, claims or other administrative matters. Member and provider contact information is available on our website at MagellanHealth.com. Although our employees and members of management address most of these matters, significant issues are brought to the attention of senior management and, in certain cases, the board of directors.

        Investor Relations:    We maintain an investor relations department that is responsible for communicating with current or prospective shareholders and addressing any issues raised by them. The contact information for our investor relations department is as follows:

E-mail:	ir@MagellanHealth.com
Post Office Address:	Investor Relations Department Magellan Health, Inc. 4800 N. Scottsdale Road, Suite 4400 Scottsdale, Arizona 85251
Telephone:	(877) 645-6464
Lead Director:	You may communicate with Mr. McBride, our lead director, through the following channels:
E-mail:	leaddirector@MagellanHealth.com
Post Office Address:	Communications with Lead Director c/o Magellan Health, Inc. 4800 N. Scottsdale Road, Suite 4400 Scottsdale, Arizona 85251

        You may communicate with the board of directors as a group through the lead director.

        All communications to the lead director will be treated confidentially. Communications should clearly identify the issue being raised, the name of the party initiating the communication and contact information for potential follow-up.

        These communications will initially be received by a designee of the lead director who will log, track and summarize the matters raised in the communication. After consideration of the communication by the lead director, he may direct that such communications be presented to the full board of directors, the non-management directors, one or more board committees or management and may direct that matters raised in the communications be investigated by outside advisors or counsel or by management.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

        Our certificate of incorporation previously provided for a board of directors divided into three groups, each with a staggered three-year term of office, an arrangement known as a "classified board." At our 2017 annual meeting, our shareholders approved a proposal to declassify our board and to make our directors subject to annual election beginning with our 2018 annual meeting and onward, as the existing three-year terms of our directors expire in 2018, 2019 and 2020. Beginning in 2020, all of our directors will be subject to annual election. The size of the board has been set at nine (9) directors, and currently consists of eight (8) directors following the resignation of Kay Coles James on March 31, 2018: Mary F. Sammons, Eran Broshy, Michael S. Diament, Barry M. Smith, William J. McBride, Perry G. Fine, M.D., John O. Agwunobi, M.D. and G. Scott MacKenzie. The currently-existing terms of office of Ms. Sammons and Mr. Broshy expire at the 2018 annual meeting, and Mr. Broshy is nominated for reelection, and Matthew Simas and Swati Abbott are nominated for election for the first time, for one-year terms expiring at the 2019 annual meeting. Ms. Sammons will retire from the board at the expiration of her current term of office, at the time of the meeting.

        Under our board declassification plan, Michael S. Diament and Barry M. Smith, whose current terms of office expire in 2019, will be subject to annual reelection at and after the 2019 annual meeting, and William J. McBride, Perry G. Fine, M.D., John O. Agwunobi, M.D. and G. Scott MacKenzie, whose current terms of office expire in 2020, will be subject to annual reelection at and after the 2020 annual meeting.

        Proxies in the accompanying form, if properly signed and notarized, will be voted FOR the election of Eran Broshy, Matthew J. Simas and Swati Abbott as directors unless marked WITHHOLD AUTHORITY. Each nominee has indicated his or her willingness to serve on the board, if elected, and the board of directors has no reason to believe that any nominee will decline or be unable to serve as a director. However, if a nominee will be unavailable for any reason, then the proxies may be voted for the election of such person as may be recommended by the board of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
VOTE "FOR" THE NOMINEES IN PROPOSAL NUMBER ONE

Certain Information Regarding Our Directors and Executive Officers

        The following table lists the age and committee memberships as of the date of this proxy statement of each director. A description of each director's business experience during the past five years is set forth in the next section, entitled "Directors" below.

NOMINEES FOR ELECTION FOR TERMS EXPIRING IN 2019

Name	Age	Committee Membership	Director Since	Independent?
Eran Broshy	59	Nominating/Corporate Governance (Chair)	2009	Yes
Matthew J. Simas	53	N/A	N/A	Yes
Swati Abbott	54	N/A	N/A	Yes

 DIRECTORS WHOSE TERMS EXPIRE IN 2019

Name	Age	Committee Membership	Director Since	Independent?
Michael S. Diament	49	Audit (Chair), Management Compensation	2004	Yes
Barry M. Smith	64	—	2011	No; CEO

DIRECTORS WHOSE TERMS EXPIRE IN 2020

Name	Age	Committee Membership	Director Since	Independent?
William J. McBride	73	Nominating/Corporate Governance, Lead Director	2004	Yes
Perry G. Fine, M.D.	65	Nominating/Corporate Governance	2014	Yes
John O. Agwunobi, M.D.	53	Audit	2014	Yes
G. Scott MacKenzie	54	Audit	2016	Yes

Directors

        The size of the board is currently set at nine (9) directors. The company's by-laws require a majority of directors to be independent in accordance with NASDAQ's listing standards. Upon the recommendation and with the assistance of the Nominating/Corporate Governance Committee, the board of directors has determined that, except for Mr. Smith, who is the company's chairman and chief executive officer, all directors who are currently serving and the two new director nominees are independent, as that term is defined by the NASDAQ listing standards. For a discussion of these independence standards see "Corporate Governance and Related Matters—Director Independence" above.

  Nominees for Election for Terms Expiring in 2019

        Eran Broshy was first elected to the board in 2009 after being appointed to the board in February 2009. Over the past five years he has worked with select private equity firms focused on healthcare investments, and is currently an operating executive with Tailwind Capital LLC. He previously served as an operating partner with Linden Capital Partners, LLC and as a senior adviser to Providence Equity, LLC. Mr. Broshy previously served for over a decade as the chief executive officer and chairman of the board of inVentiv Health, Inc., a privately-held (and until August 2010 a NASDAQ- listed) company that delivers a broad range of outsourced clinical and commercial services to bio-pharmaceutical companies. Prior to joining inVentiv, Mr. Broshy was a partner at The Boston Consulting Group ("BCG") and responsible for BCG's healthcare practice across the Americas. He currently serves on the board of directors of Theravance Biopharma, a NASDAQ-listed bio-pharmaceutical company, as the chairman of ERT, a privately-held provider of data and technology solutions to bio-pharmaceutical companies, and as chairman of DermaRite, a privately-held skin and wound care manufacturer. He is a member of the Corporation of the Massachusetts Institute of Technology. Mr. Broshy was last nominated for re-election as a director in 2015 due to his experience across healthcare including the managed healthcare industry.

        Matthew J. Simas has been nominated for election as a director for the first time at the meeting. He has 30 years of experience in the healthcare industry in executive leadership, board director, consulting, advisor and independent investor roles. He was founder, chairman and chief executive officer of MedInitiatives, Inc, a provider of business intelligence technology and data analytics serving the PBM, payer and pharma markets, which was acquired by IMS Health in 2007. He also served as a director of MedImpact Healthcare Systems, Inc, the largest privately-held PBM in the country. He served as the executive chairman of BusinessOne Technologies, Inc, a private technology and data services company providing services to pharmaceutical and life sciences companies. He also served as chairman and interim chief executive officer of Alliance Health (now UpWell), a private healthcare company providing services to members with chronic health conditions. He currently serves as a director of Truveris, Inc, a private healthcare services company providing transparency to the prescription drug ecosystem through data-driven innovations. Mr. Simas was nominated due to his healthcare technology and services expertise and his experience in the pharmacy benefits management industry.

        Swati Abbott has been nominated for election as a director for the first time at the meeting. She currently serves as the president and chief executive officer of Health Intelligence Company LLC, doing business as Blue Health Intelligence, a healthcare data and analytics company, a post that she has held since 2011. Prior to joining Blue Health Intelligence, Ms. Abbott served as the president of MEDai, Inc., an industry leader in predictive analytics which was acquired by Reed Elsevier in 2008. She also served as managing director for the Medical Management Strategic Business Unit at ViPS. She currently serves as a director of Prognos, Inc., a private healthcare data analytics company, and The Family Institute, a non-profit agency involved in clinical service, education and research. Ms. Abbott was nominated due to her knowledge and experience in healthcare data analytics and managed care generally.

  Directors Whose Terms Expire in 2019

        Michael S. Diament was first appointed to the board in 2004 and was elected for the first time in 2007. He formerly served as portfolio manager and director of bankruptcies and restructurings from January 2001 to February 2006 for Q Investments, an investment management firm. He currently serves on the board of directors of Centrus Energy (formerly named USEC Inc.), a New York Stock Exchange-traded enriched uranium supply company. Mr. Diament was last nominated for re-election as a director in 2016 due to his financial sophistication and his favorable record serving as a director since 2004.

        Barry M. Smith was elected to the board in 2011 and was named chief executive officer in January 2013 and executive chairman in January 2014. He previously served as a director from 2004 to 2008. Prior to 2013, Mr. Smith served as an operating partner for Health Evolution Partners, a private fund which invests in rapidly growing companies across the healthcare industry. He also previously served as chief executive officer and chairman of B&J Associates, Inc. and B&J Smith Investments, LLC, both of which are private investment management companies. He founded and served as chairman, president and chief executive officer of VistaCare, Inc., a national provider of hospice services, from 1996 to 2002, and he served as chairman of VistaCare in 2003. Mr. Smith currently serves on the board of directors of The Ensign Group, Inc., a NASDAQ-listed diversified provider of healthcare services. Mr. Smith was last nominated for re-election as a director in 2016 due to his healthcare experience and expertise and favorable previous service as a director of the company from 2004 to 2008, and due to his appointment as the company's chief executive officer as of January 1, 2013.

  Directors Whose Terms Expire in 2020

        William J. McBride was first appointed to the board in 2004 and was elected for the first time in 2008. Mr. McBride is currently retired. Prior to his retirement in 1995, Mr. McBride was a director of Value Health, Inc., a New York Stock Exchange-listed specialty managed-care company, which included Value Behavioral Health, one of the largest behavioral health managed care companies at the time. From 1987 to 1995, Mr. McBride served as president and chief operating officer of Value Health, Inc., overseeing all operational activities of the company and its subsidiaries. Prior to his tenure at Value Health, Mr. McBride spent 15 years in a variety of positions with INA Corporation and its successor, Cigna Corporation, including serving as president and chief executive officer of Cigna Healthplan, Inc. Mr. McBride currently serves on the board of directors of Internet Healthcare Group, LLC, a venture capital group. He previously served on the board of Amerigroup Corporation, which was previously a publicly-traded health insurance company. Mr. McBride was last nominated for re-election as a director in 2017 due to his experience in the managed healthcare industry and his favorable record serving as a director since 2004.

        Perry G. Fine, M.D. was first elected to the board in 2014. Dr. Fine is a professor in the Department of Anesthesiology of the School of Medicine at the University of Utah, where he serves on the faculty in the Pain Research Center, and is an attending physician in the Pain Management Center. He currently serves on the boards of directors of Ossipee Lake Alliance, a non-profit environmental organization. He is past president of the American Academy of Pain Medicine. He was last nominated for reelection as a director in 2017 due to his extensive experience in managed care and clinical issues as well as his experience serving on many boards of directors, including past service on the board of directors of a public company, VistaCare, Inc.

        John O. Agwunobi, M.D. was first appointed to the board in December 2014 and was elected for the first time in 2015. He currently serves as chief health and nutrition officer of Herbalife Ltd., a New York Stock Exchange-traded global nutrition company. He previously served as the senior vice-president and president of Health and Wellness of Wal-Mart Stores, Inc. from September 2007 to April 2014, where he was responsible for all health related businesses of Wal-Mart in the U.S. and Puerto Rico. He previously served as the assistant secretary for health in the U.S. Department of Health and Human Services from 2005 to 2007 as part of the U.S. Public Health Service Commissioned Corps and as the secretary of health for the State of Florida from 2001 to 2005. Dr. Agwunobi is a board-certified pediatrician and holds Master of Public Health and Master of Business Administration degrees. He currently serves on the board of directors of bluebird bio, Inc., a NASDAQ-listed clinical-stage biotechnology company. He also currently serves as the vice-chairman of the board of the U.S. African Development Foundation. Dr. Agwunobi was last nominated for reelection as a director in 2017 due to his experience as an executive in the healthcare industry and as a high-ranking member of the federal Department of Health and Human Services.

        G. Scott MacKenzie was first appointed to the board in November 2016 and was nominated for election for the first time at the annual meeting in 2017. He currently serves as the chief executive officer of M*Modal, Inc., a privately held clinical documentation technology and services company, a position which he has held since 2014. He previously served as the president of Experian Health from 2013 to 2014 and as chief executive officer of Passport Health Communications from 2009 to 2014. Mr. MacKenzie serves on the board of directors of MedHost, Inc., a privately-held healthcare information technology company, and until March 2017 served on the board of directors of InvisionHeart, Inc., a privately-held cardiac care solutions company. Mr. MacKenzie was last nominated for election as a director in 2017 due to his experience with healthcare technology and in the healthcare industry generally.

Arrangements Regarding the Nomination of Directors

        There is no agreement or arrangement whereby any director or other individual has been nominated or will be re-nominated to serve as a director of the company.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

2017 Highlights

Business Results

  •
  During 2017, our revenues increased by 21%, from $4,837 million to $5,839 million.

  •
  For 2017, our net income grew by 41.5%, from $77.9 million to $110.2 million, and our segment profit grew by 3.0%, from $301.8 million to $310.9 million.

  •
  Earnings per share for 2017 grew by 40.1%, from $3.22 to $4.51.

Shareholder Value Creation

  •
  During the course of 2017, our stock price increased by 27%.

  •
  In the fourth quarter of 2017, we closed the acquisition of Senior Whole Health, a company focused on serving complex, high-risk populations providing both Medicare and Medicaid dual-eligible benefits with more than 22,000 members in New York and Massachusetts.

  •
  During the three-year period January 1, 2015 through December 31, 2017, our Total Shareholder Return ("TSR") was at the 71st percentile of a group of peer companies' TSR for the same period of time.

2017 Executive Compensation Program

  •
  Overall in 2017, 76% of our chief executive officer's total compensation was awarded in long-term incentives, and his total compensation was 86% performance-based.

  •
  For our annual bonus pool funding, we increased the weighting of the growth in the adjusted net income performance metric from 15% to 20%.

  •
  As part of our long-term equity incentive program, we granted performance-based restricted stock units ("PSUs") that are earned based on our total shareholder return over a three year performance period relative to a group of peer companies. For our grants made in 2017, PSUs made up 50% of the targeted award value of our Named Executive Officers' equity compensation.

Executive Compensation Policies and Practices

  •
  Require double trigger acceleration of vesting of equity awards in the event of a change in control.

  •
  Regularly monitor share utilization relative to historic standards and versus our industry peers.

  •
  Conduct competitive benchmarking of compensation with an independent consultant.

  •
  Maintain robust stock ownership requirements.

  •
  Conduct an annual assessment of risk in our compensation programs and mitigate any inappropriate risk.

  •
  Prohibit re-pricing of underwater stock options and granting of reload options.

  •
  Currently prohibit excise tax gross-ups in the event of a change in control.

  •
  Require a minimum vesting period of one year for equity grants; our outstanding grants have a three-year vesting requirement.

  •
  Require the recovery of any performance-based compensation in the event of a material financial restatement or conduct injurious to the company under our clawback policy.

  Elements of our 2017 Compensation Program

        The various elements of our 2017 executive compensation program for our Named Executive Officers ("NEOs") are described below:

Compensation Element	Objective	Description
Base Salary	Attract and retain high-quality executive talent and provide basic financial security	Based on a number of factors including individual performance and competitive compensation for similar roles in our industry
Annual Cash Incentive	Motivate executives to achieve annual financial and other performance goals that are key to achievement of our growth initiatives	Based on segment profit results company-wide and by business segment, company-wide growth in adjusted net income and individual performance
Long-Term Equity Incentives	Align the long-term interests of executives with those of our shareholders, motivate executives to achieve long-term performance objectives and retain key talent

Based on a combination of 50% PSUs, whose ultimate value is measured based on total shareholder return relative to companies in the S&P Health Care Services Industry Index, and 50% stock options, whose ultimate value depends on creating shareholder value

Deferred Compensation	Provide an opportunity to save and prepare for retirement	Offered through our 401(k) savings plan and our non-qualified deferred compensation program, which includes company and elective contributions
Employee Benefits (Health and Welfare)	Provide protection for executives and their families in the event of death, disability or illness	Offered through our medical, dental and vision plans, as well as supplemental life insurance and supplemental disability insurance

        The mix of elements of our 2017 executive compensation program, illustrated below, is designed so that a significant portion of the target compensation is performance-based (87% for our CEO and 74% for our NEOs) and tied to our financial and stock price performance results.

CEO Target Annual Direct Compensation	Average NEO Target Annual Direct Compensation(1)

(1)
Figures are based on the simple average of the target figures for Messrs. Rubin, Srivastava, Kamal and Gregoire.

  Role of the Management Compensation Committee

        The Management Compensation Committee (the "committee") of our board of directors is comprised of three members of the board who are not current or former employees of the company and who the board has determined are independent for purposes of the NASDAQ listing standards. See "Corporate Governance and Related Matters—Director Independence" above. The duties and responsibilities of the committee include:

  •
  establishment of our general compensation philosophy, and oversight of the development and implementation of compensation programs;

  •
  review and approval of the means used for applying our corporate goals, and our specific company-wide, business unit and individual performance objectives to be used in determining the compensation of our chief executive officer, our other NEOs and other members of senior management;

  •
  review and approval of the actual compensation awards for our chief executive officer and our other NEOs; and

  •
  development of recommendations to our board with respect to our various compensation plans and programs and overseeing the activities of the individuals and committees responsible for administering those plans.

        In practice, the committee specifically determines the compensation payable to the NEOs and our other executive officers with input from the chief executive officer and the committee's independent compensation consultant.

  Compensation Consultant

        The committee engaged Steven Hall & Partners ("SH&P"), a nationally recognized compensation consulting firm, to act as its independent compensation consultant and provide the committee with information supporting compensation decisions with respect to our NEOs, other executive officers and key employees for their compensation in 2017 and 2018, and to review and advise the company on its management compensation plans and programs. SH&P was engaged directly by the committee, although it periodically interacts with management to gather relevant data, to implement compensation plans and programs and to assist in the preparation of the company's proxy statement and other public filings. The committee annually reviews the independence status of SH&P and, for 2017 and 2018, determined that it has no conflicts of interest in its role as compensation consultant to the committee. The committee has sole authority to determine the compensation for and to terminate SH&P's services. The committee annually instructs SH&P to perform a market analysis and develop competitive market data of comparable companies for all elements of compensation. SH&P also provides advice to the committee on which companies it may consider comparable for these purposes. Based on its market analysis, the consultant formulates a range of values within major elements of compensation, which the committee considers in making its compensation decisions. SH&P does not determine the amount or form of executive and director compensation; its role is limited to providing data and advice to the committee for its consideration.

  Our Peer Group and Other Market Data Sources

        As a specialty managed healthcare company operating in multiple business segments, we have few similar peer companies with which we directly compete in the marketplace. However, we compete generally in the market for superior healthcare executive talent and seek to structure our incentives and compensation to attract, reward and retain those individuals. As a result, the committee instructed SH&P to perform a broad multi-industry market analysis and an analysis of publicly-traded healthcare provider, service and pharmacy benefit management companies, to develop competitive market data to support compensation decisions regarding our NEOs and other executive officers. SH&P compiled broad-based market surveys confidentially completed by hundreds of companies operating in the healthcare and various other industry sectors of comparable size and provided the committee with a proprietary statistical summary of this information, presented in chart form. This summary information consisted of marketplace consensus median and 75th percentile amounts for all elements of direct compensation (e.g., base salary, annual incentive, total cash compensation, long-term incentive compensation and total remuneration) for executive officer positions which were considered comparable to that of each of the company's NEOs.

        SH&P also compiled a survey of companies in the industry which include lines of business in which our company is engaged, including managed care companies, pharmacy benefit management companies and specialized healthcare services companies with annual revenues ranging from 43% to 840% of our revenues in 2016. SH&P also reviewed several other healthcare industry compensation surveys published by leading compensation consulting firms. The group of companies considered comparable may change from year to year depending on the evolution of our and their businesses. SH&P also provides information to the committee about the peer group used by Institutional Shareholder Services, Inc. and Glass Lewis & Co., LLC, which provide voting guidance to institutional shareholders. Based on the work performed by SH&P under the supervision of the committee, we reviewed for comparative purposes the public compensation information reported by the following companies which operate in various segments of the managed healthcare sector (the "Peer Group"):

Centene Corp.	Molina Healthcare, Inc.
Diplomat Pharmacy, Inc.	PharMerica Corp.
Envision Healthcare Holdings, Inc.	Triple-S Management Corp.
Laboratory Corporation of American Holdings	Universal Health Services, Inc.
MEDNAX, Inc.	WellCare Health Plans, Inc.

        Compared to the Peer Group,* Mr. Smith's target and actual base salary was above median and his target total cash compensation was above the 75th percentile, while his actual total cash compensation was below median, and his target and actual total long-term compensation and total direct compensation were above median, as shown in the following table:

Magellan CEO Target and Actual Compensation Compared to Peer Group

					Peer Group
		Percentile of Peer Group		Percentile of Peer Group
	Target		Actual		Median	75th Percentile
Base Salary	$1,200,000	67	$1,150,000	56	$1,075,000	$1,237,500
Total Cash Compensation	$3,000,000	89	$1,996,000	44	$2,261,600	$2,891,600
Total Long-Term Compensation	$6,300,000	58	$6,300,000	58	$5,011,000	$14,080,800
Total Direct Compensation	$9,300,000	59	$8,296,000	57	$7,013,500	$16,990,900

  Mix of Compensation

        The committee annually sets target compensation for each of the NEOs, which is allocated among a three-part program which includes base salary and benefits, annual bonuses under our Incentive Compensation Plan ("ICP") and long-term incentive equity awards. In general, base salary and bonus opportunities are determined by an assessment of the degree of impact the individual has over company performance and competitive compensation for similar positions. Bonuses are funded based on segment profit performance company-wide and by business unit and company-wide growth in adjusted net income. Long-term incentive equity awards are made by determining a target value representing a multiple of base salary, divided by a per share value yielded by the Black-Scholes model, Monte Carlo simulation or other applicable valuation model for the type of equity awarded. The committee believes that this three-part program, which is heavily-weighted toward performance-based compensation and within the performance-based component is heavily-weighted toward long-term equity compensation, incentivizes management to maximize the sustainability of the company's performance over the long-term and is in the best interests of shareholders.

        The charts below demonstrate that the performance-based elements of our executive compensation program, which consist of ICP awards and equity awards, made up the majority of our NEOs' compensation in 2017.

*
Information for the Peer Group includes certain information which has been publicly-disclosed for 2017, and where such information for 2017 is unavailable, includes publicly-disclosed information for 2016.

 Targeted and Actual Mix of Compensation for 2017

Targeted Mix of Compensation(1)(3)	Actual Mix of Compensation(2)(3)

(1)
Base salary rates used in this graph represent rates which were effective 4/1/17.

(2)
Base salary used in this graph represents actual base salary paid in 2017.

(3)
Equity awards are valued at their grant values. The actual realized values of the equity awards will depend on increases in the company's stock price, in the case of stock options, and the company's relative total shareholder return over a three-year period as compared to a group of peer companies, in the case of PSUs, and the PSUs are settled based on a percentage of the target award. See "Equity Awards" below.

  Base Salary

        The committee determines base salaries for each of our NEOs based on several factors, including the following:

  •
  Evaluation of individual performance;

  •
  Competitive market data provided through survey and peer group data for comparable roles;

  •
  Scope, complexity, difficulty and criticality of the individual executive's role; and

  •
  Consideration of the need to retain the individual.

        The employment agreements we have entered into with each of our NEOs specify an initial amount which is subject to annual review and adjustment. Base salary amounts may also be adjusted when an executive is promoted or assumes additional responsibilities. The following table shows the percent increase and base salary rate for our NEOs effective April 1, 2017:

2017 Base Salary Rates

Named Executive Officer	Percent Increase	Base Salary Rate
Mr. Smith	20%	$1,200,000
Mr. Rubin	10%	$595,000
Mr. Srivastava	4%	$636,500
Mr. Kamal	25%	$520,000
Mr. Gregoire	3%	$488,000

        In setting Mr. Smith's base salary for 2017, the committee considered Mr. Smith's performance and the base salary paid by our Peer Group, and noted that his base salary was last increased in 2014, and increased his base salary to $1,200,000. To determine the 2017 adjustments to base salaries for the other NEOs, Mr. Smith completed an analysis of each executive's current base salary compared to competitive market rates and each executive's individual performance, and recommended salary increases to the committee based on his analysis. The committee reviewed Mr. Smith's recommendations for base salary increases for 2017 and adjusted the increases in its discretion. Based on its review of relevant data, the committee determined that these increases were consistent with market increases at comparable companies and our NEOs' individual performance.

        In determining adjustments to base salary rates payable in 2018, the committee and Mr. Smith followed the process outlined above. After considering 2017 performance, competitive market rates, the emphasis on performance-related total compensation, and the significant increase made for him in 2017, the committee decided not to increase Mr. Smith's base salary, which remained at $1,200,000. The committee then reviewed Mr. Smith's recommendations and decided to increase the base salary rate for Mr. Rubin by 3%, Mr. Srivastava by 2%, Mr. Kamal by 3% and Mr. Gregoire by 2% over the rates payable in 2017. Mr. Smith's recommendations were made after considering competitive market rates for base salary as well as total compensation, and each NEO's individual performance in 2017.

  Annual Bonuses

        The NEOs also participate in our ICP. The ICP provides annual incentive cash bonuses and is available to all management-level employees, including our NEOs. At the beginning of each year, the committee establishes performance targets and corresponding funding factors for achievement of segment profit, considered on a company-wide basis and at the individual's specific business segment, and for growth in the company's adjusted net income. After the end of the year, the committee reviews the company's performance in relation to these targets, assesses the recommendations of the chief executive officer, and determines the amount of individual ICP awards for the NEOs for that year. Segment profit is determined based on the following segments of our business: Magellan Healthcare, Magellan Rx Management and overall Magellan Health.

        ICP awards are calculated so that the funding factor varies from 40% at threshold up to a maximum of 200% of the target award opportunity. If threshold segment profit performance is not attained for the company overall, no awards are paid to any NEOs, regardless of which business segment they are measured against. Additionally, if an individual business segment does not achieve its threshold segment profit performance target, no awards are paid to NEOs that are part of that business segment even if they would have been eligible for a payout based on overall company results. The ICP was funded for 2017 with an 80% weighting based on segment profit performance and a 20% weighting based on growth in company-wide adjusted net income. Target segment profit performance for 2017 was set at $339 million before adjusting for the ICP target and actual award payouts, and the target growth in adjusted net income percentage was set at 10.0%. The chart below shows performance and payout at threshold, target and maximum performance levels.

	Segment Profit—80% Weighting			Growth in Adjusted Net Income—20% Weighting
	Performance as a % of Target	Segment Profit Amount*	Payout as a % of Target	Performance as a % of Target	YOY Growth in Adjusted Net Income	Payout as a % of Target
Maximum	135%	$457.7	200%	300%	30%	200%
Target	100%	$339.0	100%	100%	10%	100%
Threshold	80%	$271.2	40%	10%	1%	40%

*
Dollars in millions. Segment Profit amounts set forth above are before adjusting for the ICP target and actual awards.

        For our CEO, Mr. Smith, the ICP provides that his award will vary, depending on company-wide segment profit and growth in company-wide adjusted net income. Company-wide segment profit, after adjusting for the ICP target and actual awards, was 86% of target for 2017, which resulted in a segment profit percentage payout factor of 59%. Based on below threshold growth of company-wide adjusted net income, which resulted in a net income growth payout factor of 0%, the overall percentage payout was 47% of target. The company's segment profit disclosed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K Annual Report for the fiscal year ended December 31, 2017 differs from the adjusted segment profit amount used for purposes of determining ICP awards because the cost of the ICP awards at target and actual is added back to the original target, which is net of the ICP awards.

        Under the ICP as in effect for 2017, the bonus awards of the chief executive officers of our business segments are determined by a 20% weighting based on company-wide segment profit and growth in company-wide adjusted net income, a 60% weighting based on segment profit for their specific business segment and growth in company-wide adjusted net income and a 20% weighting based on their individual performance against a pre-determined scorecard. Based on the results of our segment profit for our Magellan Healthcare segment and individual performance in 2017, Mr. Srivastava was awarded 53% of his bonus target. Based on the results of our segment profit for our Magellan Rx Management segment in 2017 and Mr. Kamal's individual performance, Mr. Kamal was awarded 43% of his bonus target. The bonus for executives who are designated as chief officers of a company-wide function (e.g. chief financial officer) is determined by an 80% weighting of company-wide segment profit and growth of company-wide adjusted net income and a 20% weighting of individual performance against a pre-determined scorecard. Based on the results of our company-wide segment profit, growth in adjusted net income and individual performance assessment, Mr. Rubin was awarded 47% of his bonus target and Mr. Gregoire was awarded 47% of his bonus target.

        In the case of each NEO for whom the CEO makes a recommendation, the individual performance objectives included the following:

  •
  Mr. Rubin:  Areas of responsibility included: (i) overall leadership of the finance and investor relations functions; (ii) support and execution of acquisition activities; (iii) support of cross-functional management teams to ensure that pricing, underwriting and sales strategy are aligned with financial performance targets; (iv) attainment of budget targets; and (v) compliance with all regulatory requirements. For 2017, Mr. Rubin's goals were focused on the following: achieving growth, retention and profitability targets through new business revenue; successful implementation of key contracts and key accounts, and managing capital expenditures; executing on M&A opportunities in support of the company's growth strategy; providing leadership to the risk management process; providing analytical support for value proposition and product development needs; and talent development.

  •
  Mr. Srivastava:  Areas of responsibility included: (i) overall leadership of the Magellan Healthcare segment; (ii) leadership of Magellan Healthcare strategy, operations and product development; (iii) execution of business implementations; (iv) acquisition strategy, selection and integration activities regarding our Healthcare segment and input on acquisition strategy, evaluation, selection and integration activities of other segment acquisition targets; (v) leadership of company-wide strategy and government relations; and (vi) attainment of budget targets for the Magellan Healthcare segment. For 2017, Mr. Srivastava's goals were focused on growth, new product development, acquisition strategies, benefit management and administrative expense initiatives; market diversification; company-wide strategy initiatives; creating a growth culture with key talent; and talent development.

  •
  Mr. Kamal:  Areas of responsibility included: (i) overall leadership of Magellan Rx Management segment; (ii) leadership of Magellan Rx Management strategy, operations and product development; (iii) execution of business implementations; (iv) acquisition strategy, selection and integration activities regarding our Rx Management segment and input on acquisition strategy, evaluation, selection and integration activities of other segment acquisition targets; (v) growth of diversified pharmacy product lines; and (vi) attainment of budget targets for the Magellan Rx Management segment. For 2017, Mr. Kamal's goals were focused on growth, new product development, acquisition strategies, market diversification and creating a growth culture with key talent; and talent development.

  •
  Mr. Gregoire:  Areas of responsibility included: (i) overall leadership of the legal and compliance functions; (ii) support of review and implementation of acquisitions, customer contracting and product development; (iii) leadership of all SEC filings and disclosures; (iv) leadership of legal support for other corporate and corporate governance matters and overall legal and regulatory compliance; and (v) attainment of budget targets. For 2017, Mr. Gregoire's goals were focused on the following: support growth through organic expansion and acquisitions; enhance legal support for all business lines; new customer and product implementations and customer relationships; successfully resolve litigation/arbitration cases; maximize high levels of regulatory compliance; expand employee awareness and training on compliance and security matters; and talent development.

        Annual ICP bonuses are paid in the first quarter of the year following the year's performance to which the bonuses relate. The ICP bonuses paid in 2018 were for work performed during 2017.

        We define "segment profit" as profit or loss from operations before stock compensation expense, depreciation and amortization, interest expense, interest and other income, changes in fair value of contingent consideration recorded in relation to acquisitions, gain on sale of assets, special charges or benefits, and income taxes. We use segment profit information for internal and external reporting and control purposes and consider it important in making decisions regarding the allocation of capital and other resources, risk assessment and employee compensation, among other matters. Segment profit information referred to in this proxy statement may be considered a non-GAAP financial measure.

        Further information regarding this measure, including the reasons management considers this information useful to investors, and a reconciliation to the GAAP measures set forth under "Results of Operations," is included under "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Non-GAAP Measures" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 1, 2018, and will be included in our Quarterly Reports on Form 10-Q to be filed with the SEC as required.

        We believe that segment profit is an appropriate measure of company and business segment performance for purposes of determining annual bonuses. In addition, we discuss segment profit when reporting our financial results and believe many shareholders and analysts use it as an important measure of overall company performance. We also believe that setting annual bonus performance targets based upon segment profit properly aligns incentives for our executives and employees with the interests of our shareholders.

        We define "adjusted net income" and "adjusted earnings per share" to reflect certain adjustments made for acquisitions completed after January 1, 2013, including non-cash stock compensation expense resulting from restricted stock purchases by sellers, changes in the fair value of contingent consideration, amortization of identified acquisition intangibles, as well as impairment of identified acquisition intangibles. For purposes of determining ICP awards, adjusted net income may be further adjusted for the reversal of tax contingencies and other unusual events as determined by the committee. We believe growth in adjusted net income is an appropriate measure of company success for purposes of determining annual bonuses, as it measures how successful we are against our overall growth strategy, which is also aligned with the interests of our shareholders.

        Each individual's ICP bonus target is determined as a percent of base salary. Set forth below is the range of values which may be awarded under the ICP to the NEOs:

2017 Bonus Ranges

Named Executive Officer	Base Salary(1)	Below Threshold(2)	Target Percentage(3)	Target Amount	Maximum Percentage(4)	Maximum Amount(5)
Mr. Smith	$1,200,000	$0	150%	$1,800,000	300%	$3,600,000
Mr. Rubin	$595,000	$0	85%	$505,750	170%	$1,011,500
Mr. Srivastava	$636,500	$0	80%	$509,200	160%	$1,018,400
Mr. Kamal	$520,000	$0	80%	$416,000	160%	$832,000
Mr. Gregoire	$488,000	$0	65%	$317,200	130%	$634,400

(1)
Base salary represents the rate of pay effective 4/1/17 for the NEOs.

(2)
The threshold for payment of a bonus was the achievement of $271.2 million of company-wide segment profit, before adjusting for target and actual ICP awards, regardless of which business segment the executive was assigned. For our business segment leaders, threshold for payment of a bonus was also $198.9 million of segment profit for the Magellan Healthcare segment and $143.0 million of segment profit for the Magellan Rx Management segment, both amounts before adjusting for target and actual ICP awards.

(3)
Target bonus is specified as a percentage of base salary rates in effect at December 31, 2017.

(4)
The maximum bonus is calculated at 200% of the target amount, and is expressed above as a percentage of base salary.

(5)
A maximum bonus would be awarded if segment profit performance targets are exceeded by 135% or more and 300% or more for growth in adjusted net income. Maximum bonuses are reserved for instances where performance significantly exceeds measures and expectations.

        The table below is a summary of the actual individual bonus awards made to the NEOs in 2018 for the 2017 performance year.

 2017 Actual Bonus Awards

Named Executive Officer	Percent of Target	Award Amount
Mr. Smith	47.0%	$846,000
Mr. Rubin	47.0%	$237,703
Mr. Srivastava	52.6%	$267,839
Mr. Kamal	42.6%	$177,216
Mr. Gregoire	47.0%	$149,084

        These actual ICP bonus awards reflect actual company-wide adjusted net income growth of less than 1% and achievement of 86% of our company-wide segment profit target, 89% of our Magellan Healthcare segment profit target and 84% of our Magellan Rx Management segment profit target. The bonus amounts were based on performance against a company-wide growth in adjusted net income target, company-wide and business unit segment profit targets and individual performance for the NEOs except Mr. Smith, whose bonus award was solely formulaic and based on company-wide performance.

  2018 ICP Performance Targets

        For 2018, the committee has set a performance target for funding of the ICP bonus pool weighted 80% based on achievement of annual segment profit targets for company-wide and/or the individual's relevant business unit and 20% based on company-wide growth in adjusted net income in 2018 over 2017.

  2018 Bonus Targets

        Based on the annual market review conducted by the committee's independent compensation consultant, for 2018, the committee kept Mr. Smith's annual bonus target percentage in relation to his base salary unchanged, as well as the annual bonus target percentages for the other NEOs.

  Equity Awards

        In 2017 we provided our NEOs with equity awards under our 2016 Management Incentive Plan (the "2016 MIP"). The plan was designed as a long-term incentive vehicle to promote a focus on longer term goals, to build shareholder value and to retain our senior executives. Our equity awards for our NEOs, when added to base salary and annual bonus under the ICP, are at or above the 50th percentile of total compensation for our Peer Group. Our policy is to grant options only at an exercise price not less than the closing price of the shares on NASDAQ on the date the option is granted, which for the annual grants made in 2017 was the closing price reported on NASDAQ on March 3, 2017. We typically make equity awards once annually on the third business day of March. We may grant equity awards at other times during the year when we hire new executives or when an executive is promoted. See "Equity Award Procedures Generally" below.

        Consideration of annual equity awards is made as part of the annual review of other compensation components, and is based on both competitive market analysis and individual and company performance assessments. The equity awards to Messrs. Rubin, Srivastava, Kamal and Gregoire and our other executive officers were approved by the committee on the recommendation of the chief executive officer and were subject to adjustment at its discretion.

        In 2017, our annual equity awards to our NEOs consisted of non-qualified stock options and PSUs with a mix of 50% of the value in the form of stock options and 50% of the value in the form of PSUs. Options granted to the NEOs under the 2016 MIP in 2017 have ten-year terms and vest ratably over three years. The PSUs vest 100% after three years from the grant date, and the number of shares issuable under the PSUs will depend on the company's total shareholder return ("TSR") during a three-year performance period compared with the TSR of the companies included in the S&P Health Care Services Industry Index as of January 1, 2017.

        Our annual equity awards for 2018 to our NEOs also consisted of non-qualified stock options and PSUs with a grant value of 50% and 50%, respectively, of the aggregate value of the award to each executive. The options granted in 2018 similarly have ten-year terms and vest ratably over three years, and the PSUs vest 100% after three years from the grant date based on the company's TSR performance during the three-year period compared with the TSR of the companies included in the S&P Health Care Services Industry Index as of January 1, 2018. Options and PSUs also automatically vest, and become immediately exercisable in the case of options, if the employment of our NEOs is terminated by us "without cause" or by the executive for "good reason" following a change in control of the company. See "Compensation of Named Executive Officers on Change in Control and Other Termination of Employment" below.

        The committee determines equity awards to our NEOs based on the following:

  (1)
  The value of the equity award is based on a percentage of the individual's base salary, taking into account several factors including the person's performance in the prior year, the nature of the individual's role, his or her potential contribution to the long term success of the company, and the importance of retaining and incenting that individual to achieve long-term results.

  (2)
  The number of shares associated with equity awards is calculated by dividing 50% of the total value of the award by a per share value yielded by a Black-Scholes valuation model for stock options and 50% of the total value of the award by a per share value yielded by a Monte Carlo simulation of performance outcomes for PSUs.

        The committee believes that determining an equity award based on a percentage of each executive's base salary and performance is consistent with best practices of the Peer Group and is the most appropriate basis on which to make equity awards, properly size the awards, recognize past performance and create incentives for future performance. The following table shows the base salary and the target value of each of the NEOs' annual equity awards in 2017 as a percentage of base salary:

2017 Annual Equity Award Targets

Named Executive Officer	Base Salary(1)	Equity Award Target(2)
Mr. Smith	$1,000,000	630%
Mr. Rubin	$540,800	250%
Mr. Srivastava	$612,000	250%
Mr. Kamal	$416,000	250%
Mr. Gregoire	$473,800	175%

(1)
Represents the rate of base salary established and effective as of 1/1/17. Base salary rates were increased as of 4/1/17.

(2)
Stock options are valued using the Black-Scholes model and PSUs are valued using a Monte Carlo simulation model. For further information on how these values were determined, see below.

        We have historically placed a large emphasis on stock options because the committee believes that stock options are closely aligned with the creation of shareholder value, since the options do not have value unless our stock price increases. The stock options will only have the same value as the target grant values if our stock price increases by an amount which is equal to the per-share Black-Scholes value we use in determining the initial award. The table below indicates how much our stock price would have to increase in order to realize these grant values.

        In recent years we have also granted to our NEOs PSUs whose value is tied to our TSR over a three year performance period as compared to the S&P Health Care Services Industry Index. Although PSUs have upside opportunity if the company's TSR is above median for the index, they also have more downside risk than stock options. If TSR performance relative to the index is below median, NEOs will receive fewer shares at the end of the performance period, and if the company's TSR is below threshold levels, they will not receive any shares.

        The following table summarizes the equity awards made to the NEOs during 2017:

Actual 2017 Equity Awards

	Options		PSUs
Named Executive Officer	Number	Value(1)	Number	Value(2)	Total Value
	(#)	($)	(#)	($)	($)
Mr. Smith	120,690	3,150,009	41,317	3,150,008	6,300,017
Mr. Rubin	25,900	675,990	8,867	676,020	1,352,010
Mr. Srivastava	29,310	764,991	10,034	764,992	1,529,983
Mr. Kamal	19,923	519,990	6,821	520,033	1,040,023
Mr. Gregoire	15,884	414,572	5,438	414,593	829,166

(1)
Options were valued for purposes of the award at $26.10 per share using the Black-Scholes valuation model.

(2)
PSUs were valued for purposes of the award at $76.24 per share using a Monte Carlo simulation model.

        The options awarded on March 3, 2017 vest as to one-third on each of March 3, 2018, 2019 and 2020. The options are not subject to additional minimum performance thresholds, as they are inherently subject to the performance hurdle that they will only yield actual value if our stock price increases in the future.

        The PSUs will entitle the NEOs to receive a number of shares of the company's common stock determined over a three-year performance period beginning on January 1, 2017 and ending on December 31, 2019 and vest 100% on March 3, 2020, the settlement date, provided that the grantee remains in the service of the company on that date. The number of shares for which the PSUs will be settled will be a percentage of the shares for which the award is targeted and will depend on the company's "Relative TSR," expressed as a percentile ranking of the company's TSR as compared to the performance of the companies included in the S&P Health Care Services Industry Index on January 1, 2017. The number of shares for which the PSUs will be settled will vary from 0% to 200% of the shares specified in the grant, as follows:

Relative Total Shareholder Return Ranking over Measurement Period	Payout Percentage Level
75th Percentile or Higher	200%
50th Percentile	100%
25th Percentile	50%
< 25th Percentile	0%

        Under this formula, for every 1% of percentile ranking of TSR that the company achieves above the median of the companies included in the index, the PSU recipient will receive an additional 4% of target payout, and for every 1% of percentile ranking of TSR by which the company is below the median of the companies included in the index, the grant recipient will receive a reduced 2% of target payout. For example, if the company achieves a TSR for the measuring period which ranks 21st among 51 index companies (and thus is at the 60th percentile), the grant recipient will receive 140% of the shares for which the grant is targeted on the settlement date. The S&P Health Care Services Industry Index was selected by the committee and includes a range of healthcare companies operating in several business segments including the company.

        For purposes of the PSU awards, TSR is determined by dividing the average closing share price of the company's common stock over the 30 trading days preceding January 1, 2020 by the average closing share price of the company's common stock over the 30 trading days beginning on January 1, 2017, with a deemed reinvestment of any dividends (if any) declared during the performance period. The vesting of the PSUs may accelerate upon a termination of employment following a change in control of the company as provided in the pertinent award notice.

        The following table shows the range of shares which may be issued upon settlement of the PSU awards at various relative total shareholder return levels:

		< 25th Percentile		25th Percentile		50th Percentile		75th Percentile or More
Name	Target	%	# of Shares	%	# of shares	%	# of shares	%	# of shares
Mr. Smith	41,317	0	0	50	20,659	100	41,317	200	82,634
Mr. Rubin	8,867	0	0	50	4,434	100	8,867	200	17,734
Mr. Srivastava	10,034	0	0	50	5,017	100	10,034	200	20,068
Mr. Kamal	6,821	0	0	50	3,411	100	6,821	200	13,642
Mr. Gregoire	5,438	0	0	50	2,719	100	5,438	200	10,876

        The total equity award packages to the individuals were valued for purposes of determining the awards at $6,300,017, $1,352,010, $1,529,983, $1,040,023 and $829,166 for Messrs. Smith, Rubin, Srivastava, Kamal and Gregoire, respectively. The NEOs will only realize 50% of these values with respect to the stock options when the company's stock price exceeds the values indicated in the table below. The award values of the stock options were determined by our compensation consultant for purposes of determining the awards (and not for financial reporting purposes), based on the following assumptions:

							If Black-Scholes Value is Realized
	Market Value/ Exercise Price			Risk- Free Interest Rate
Date of Grant		Expected Term	Expected Volatility		Expected Dividend Yield	Black- Scholes Value	Stock Price	Increase in Market Cap
03/03/17	$68.50	7 years	31.59%	2.39%	0.0%	$26.10	$94.60	$630 million

        Increase in market capitalization was estimated using weighted average fully-diluted shares outstanding of 24,156,000 as of December 31, 2016, as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

        The award values of the PSUs were determined for purposes of determining the award, based on the following assumptions:

Date of Award	Award Value	Performance Term	30-Day Average Stock Price	Dividend- Adjusted Valuation Date Stock Price	Expected Volatility	Expected Dividend Yield
3/3/17	$76.24	36 mos.	$76.34	$68.50	29.95%	0.00%

        On March 5, 2018 the company awarded to the NEOs then serving, the following options and PSUs under the 2016 MIP:

2018 Equity Awards

	Options		PSUs
Named Executive Officer	Number	Value(1)	Number	Value(2)	Total Value
	(#)	($)	(#)	($)	($)
Mr. Smith	138,700	$5,099,999	36,014	5,099,943	10,199,942
Mr. Rubin	28,318	$1,041,253	7,353	1,041,258	2,082,511
Mr. Srivastava	30,293	$1,113,874	7,866	1,113,904	2,227,778
Mr. Kamal	24,748	$909,984	6,426	909,986	1,819,970
Mr. Gregoire	16,590	$610,014	4,308	610,056	1,220,070

(1)
Options were valued for purposes of the award at $36.77 per share using the Black-Scholes valuation model.

(2)
PSUs were valued for purposes of the award at $141.61 per share using a Monte Carlo simulation.

        The options awarded to the NEOs have an exercise price of $99.45 per share, the closing price of the common stock on the date of the awards. The options awarded to the NEOs vest as to one-third on each of March 5, 2019, 2020 and 2021, and the PSUs which are earned vest as to 100% on March 5, 2021.

  Retirement Vehicles/Deferred Compensation

        We maintain a 401(k) savings plan which permits employees to defer compensation and to which the company makes matching contributions on behalf of the NEOs on the same basis as all other participants. We have never maintained a defined-benefit pension plan. We also operate a Supplemental Accumulation Plan ("SAP"), a non-qualified deferred cash compensation plan that is designed to enhance opportunities for retirement savings in the absence of any retirement programs other than our 401(k) plan. The SAP includes a discretionary component funded by us which is determined on an annual basis as a fixed percentage of an executive's base salary, and a voluntary deferral component under which the participant may make contributions from base or incentive compensation. For a description of the SAP, see "Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table—Deferred Compensation Plan" below. Awards for a given year are generally made in March of the following year. For 2017, Messrs. Smith, Rubin and Gregoire were each awarded in March 2018 a company contribution of 11% of his base salary. No SAP awards were made to Messrs. Srivastava and Kamal.

  Perquisites

        We have historically provided certain perquisites to a small number of our NEOs depending on his or her level within the company and the provisions of each person's employment agreement. The perquisite benefits we provide to the NEOs are designed as protection benefits (e.g., supplementing life and disability insurance to ensure three times base salary and 60% of salary coverage, respectively). We believe that providing these personal protection perquisites protects the interests of the individual executives, permitting them to focus on the long term success of the company. For further information on the perquisites provided to each NEO in 2017, see "Summary Compensation Table" below.

  Adjustments or Clawbacks of Compensation

        Under certain circumstances, we may have the right or the duty to adjust compensation before it is paid to the NEOs or to claw-back compensation after it is paid to our NEOs. Under Section 304 of the

Sarbanes-Oxley Act of 2002, if we are required to prepare an accounting restatement due to material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, our chief executive officer and chief financial officer must reimburse the company for any bonus or other incentive-based or equity-based compensation received by them during the 12-month period following the first public issuance or filing with the SEC (whichever first occurs) of the document embodying that financial reporting requirement and any profits realized by them from the sale of our securities during that 12-month period. We have also adopted a specific compensation recovery policy that covers our executive officers and other designated key employees under which our Management Compensation Committee has the discretion to recover any excess performance-based compensation paid to the covered person, which is based on a material financial restatement. The committee has the right to recover such excess compensation by a variety of means, to the extent allowed by law, including the cancellation or forfeiture of any vested or unvested incentive-based compensation, forfeiture of severance payments due or repayment of any incentive-based compensation previously paid. The committee also has the discretion to forego or reduce the amount of the recovery, including if the person's conduct did not cause or contribute to the material restatement. Under a provision of the Dodd-Frank Act which appears in Section 10D of the Exchange Act, the SEC and NASDAQ are to promulgate rules which require listed companies to recover incentive-based compensation paid during the previous three years that is based on financial information which the company is required to restate due to a material non-compliance with financial reporting requirements. The SEC and NASDAQ have not yet promulgated these rules.

        Under Section 12 of the 2016 MIP and predecessor equity plans, and by the terms of our equity award agreements, we have the right to declare equity awards to be forfeited or to recover any gains realized under any award under those plans, either during the term of a participant's employment or during the one year period following his or her termination of employment, if the participant engages in certain types of conduct described in the plans and considered injurious to the company. Section 12 of the 2016 MIP and predecessor equity plans also provide that any clawback or recoupment provision required under the Dodd-Frank Act will apply to awards under that plan.

  Equity Award Procedures Generally

        Our Policy Regarding Awards of Equity-Based Incentive Arrangements to Executive Officers and Other Employees deals with the terms, timing and pricing of equity awards and the process for the grant and approval of awards. The policy provides that the committee determines the number of shares covered by awards for our NEOs and the terms of those awards, including specified performance goals. It also provides that the committee establishes a pool of options, restricted shares, RSUs and PSUs which the chief executive officer has the power to award to other executive officers and employees generally. The actual number of options, restricted shares, RSUs and PSUs awarded annually to employees other than our NEOs and other senior executives is determined under the policy by our chief executive officer under delegated authority from the committee; awards are then made on the same date as the awards to our NEOs. Awards generally are made only once annually to officers and employees who are hired prior to January 1 of that year on the third business day in March unless otherwise determined by the committee. Awards of stock options must have an exercise price which is not less than the fair market value of the company's stock on the date of the award, measured by the closing price on NASDAQ. The purpose of this practice is to communicate and price equity awards to executive officers and employees early in the year, and to encourage them to attain the company's strategic objectives during the year. In a case where an executive or other employee is newly-hired or promoted or under other special circumstances, the award is made on the first business day of the month following the event giving rise to the award.

        The committee met in early February 2017 to tentatively set the percentage of base salary for which equity awards would be made. The 2017 equity awards were then approved on February 21, 2017 and awards were valued and made on March 3, 2017, as required by the company's equity award policy. The grant date of the awards followed the public announcement of the company's annual financial results for 2016 on February 24, 2017.

        We also grant stock options and RSUs in connection with the hiring of certain executives, and in connection with the signing of new or revised employment agreements with certain executives. We may also grant equity awards outside of the yearly cycle to an executive who undertakes substantial additional responsibilities during the year. Under our policy, awards made in connection with new hires, promotions or under other special circumstances, are made effective on the first business day of the month following the relevant event.

        In most cases, our equity plans restrict the transferability of awards, permitting only transfers to certain family members and entities held by or established for the benefit of family members.

        The company recognizes compensation expense for financial statement reporting purposes under Financial Accounting Standards Board ("FASB") Accounting Standards Codification Topic 718, "Stock Compensation" ("ASC Topic 718") based on the grant-date value of the awards. The company recognizes substantially all of the compensation cost associated with the awards of stock options, PSUs and RSUs on a straight-line basis over the specified service period, which is generally the three-year vesting term. The Black-Scholes grant-date values of option awards are recognized as compensation expense on a straight-line basis over the vesting period. Awards of PSUs are valued using a Monte Carlo simulation of performance outcomes, and the value is recognized as stock compensation expense on a straight-line basis over the vesting period. Awards of RSUs have a grant date value equal to the closing market price of shares underlying the RSUs on the date of the award. Where vesting of the RSU awards is conditioned on the achievement of minimum performance thresholds, the expense is accrued during the performance period and is estimated using the most probable outcome of the performance thresholds, and adjusted as the expected outcome changes. For further information on our accounting methods for equity awards, see Notes 2 and 6 to the consolidated financial statements included in the company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on March 1, 2018.

  Equity Ownership Policy

        Our board has adopted an equity ownership policy which requires our executive officers to maintain ownership of a specified minimum value of our stock and other equity-linked securities, in order to ensure that their financial interests remain aligned with those of our shareholders. The policy applies to our chief executive officer, chief financial officer, our other officers who are considered "executive officers" under Section 16(b) of the Exchange Act and certain other officers who report directly to our chief executive officer. Under the policy, our chief executive officer is required to hold equity with a current fair market value equal to at least five times his base salary; our chief financial officer is required to hold equity with a current fair market value equal to at least three times his base salary; and various other executive officers are required to maintain equity with a current fair market value equal to at least two times their base salary. The policy prohibits a covered executive officer from making any sales or other transfers of equity if its requirements are not then met by the executive officer or if any such sale or other transfer would cause the executive officer not to meet those requirements.

  Equity Hedging and Pledging Policies

        Our stock trading policy includes a policy which prohibits our directors, officers and employees from transferring to another person all or any part of the economic risk (either positive or negative) of any equity award, either by contract, by substituting securities or any other arrangement which has that effect. The policy also prohibits directors, officers and employees from purchasing equity securities of the company on margin or pledging such equity securities as collateral for a loan.

  Compensation of Named Executive Officers upon a Change in Control and Other Termination of Employment

        The company has agreed under the terms of the employment and applicable award agreements with its NEOs to provide them with the following payments and other benefits upon termination under the specified scenarios.

Severance Benefits

	Without Cause/For Good Reason				Change in Control(1)
	Severance Pay	Annual Bonus	Other Benefits(2)	Vesting of Equity	Severance Pay	Annual Bonus	Other Benefits(2)	Vesting of Equity(3)
Mr. Smith	2x Base Salary	Prorated + 2x Target	18 months	All Awards(4)	3x Base Salary(5)	Prorated + 3x Target(5)	18 months	All Awards
Mr. Rubin	1x Base Salary	Prorated	12 months	All Awards(6)	2x Base Salary	Prorated + 2x Target	18 months	All Awards
Mr. Srivastava	1x Base Salary	Prorated	12 months	—	2x Base Salary	Prorated + 2x Target	18 months	All Awards
Mr. Kamal	1x Base Salary	Prorated	12 months	—	2x Base Salary	Prorated + 2x Target	18 months	All Awards
Mr. Gregoire	1x Base Salary	Prorated	12 months	—	2x Base Salary	Prorated + 2x Target	18 months	All Awards

(1)
Termination will be considered in connection with a change in control if it occurs within 2 years after the change in control without cause or for good reason by the executive.

(2)
Other Benefits includes medical, dental, vision and prescription drug coverage. If the executive elects COBRA at termination, the company will pay the employer portion of the COBRA premium for the period of time indicated.

(3)
Unvested stock options will vest immediately and the executive will have the remaining term to exercise them. Unvested RSUs will continue to vest as if executive were still employed and unvested PSUs will vest immediately at targeted share amounts.

(4)
Stock options will vest immediately and Mr. Smith will have one year to exercise them, or the remaining term of the option, whichever is less. RSUs will continue to vest as if he were still employed and PSUs will vest immediately at targeted share amounts.

(5)
These amounts are payable in a lump sum upon termination.

(6)
Mr. Rubin's employment agreement provides that if he retires from employment with the company as defined under the company's Equity Retirement Policy, except the requirement he be age 65 or older, all his outstanding and unvested stock options, RSUs and PSUs will continue to vest in accordance with their terms as if he were still employed.

  Review of Risks and Incentives

        We seek to implement compensation policies and practices that encourage the careful management of operating and financial risk. We believe that our compensation policies and practices as they relate to our executive officers and employees are currently well-aligned with this risk-management objective. Each year the committee reviews all of the compensation programs that the NEOs and all other employees participate in to determine the level of risk and whether it is appropriate and the controls that are in place for mitigating risk.

        In order to manage our risk in compensation decisions and to align the incentives that we provide to our executive officers and employees with the interests of our shareholders, we provide a diversified set of incentives. These are carefully balanced between fixed cash compensation (base salary), short-term variable cash incentives (awards under the ICP) and long-term incentives (awards of PSUs which depend on company TSR performance relative to TSR performance of a set of index companies, non-qualified stock options, restricted stock units and phantom cash unit awards under the 2016 MIP and predecessor equity plans). Our base salary is designed to provide basic financial security to our executive officers and other employees, with the amount set at a level designed to reflect the degree of influence which the recipient has over company performance and to be competitive for the employee's role as compared to similar roles in organizations that are similar in size and industry as reported in salary surveys.

        Awards of short-term bonuses under our ICP are based on a percentage of an executive officer's or other employee's base salary, to reflect the level of impact that the individual has over our corporate performance and to provide an incentive appropriate to the individual's position in the company. Our ICP awards are based in large part on achievement of the segment profit targets set for the company or for particular business segments of our overall business set on an annual basis by the board and to a lesser degree on the annual growth of company-wide adjusted net income, which is reflected in our audited year-end financial statements. See "Annual Bonuses" above. Higher target bonus percentages are assigned to the NEOs who face a higher degree of accountability for the company's annual performance and to be competitive in order to recruit and retain the level of executive talent we need to be successful. We believe that this individualized approach serves as a factor mitigating the operating and financial risk that we face in awarding short-term cash bonuses. Another factor mitigating the risks of awarding short-term cash bonuses is that our mix of total compensation is weighted heavily toward long-term equity incentives, which motivates our NEOs to build long-term shareholder value.

        In making long-term equity awards, we have sought to carefully balance the risks and incentives posed by stock options and PSU awards. In 2017, we awarded options with a value equal to 50% of the total equity award and PSUs with a value equal to 50% of the total award. The stock option awards have a term of 10 years and vest over a three-year period. The result is that the incentive is long-term in nature, is earned over a period of years, and provides for participation in future value creation as measured by the company's stock price performance. The PSU awards are designed to expose the recipient to the risk that the company's TSR will underperform relative to a peer group of companies and provide a retention incentive due to the value that is received upon vesting. These awards also vest over a three-year period, creating a long-term incentive for the recipient to maintain and increase the company's stock price. Our PSU awards are earned based on relative TSR performance and are settled after a three-year performance period, mitigating any risk that the settlement will be based on short and potentially unrepresentative performance. See "Equity Awards" above. Prior to 2016, we made RSU awards which include minimum performance thresholds which require the company to meet certain minimum earnings per share ("EPS") and return on equity ("ROE") thresholds over the three-year (or four-year in the case of Mr. Smith's sign-on equity award) vesting period, so that the current value associated with the RSUs cannot be realized unless the company meets those minimum performance vesting thresholds. Although we no longer grant performance-vesting RSUs, all outstanding grants for our NEOs vested in 2017 except a portion of our CEO's 2013 grant, which vested in February 2018 when it met its EPS performance hurdle. While our stock price may be subject to periodic short-term fluctuation in response to factors other than long-term company performance, we believe that the terms of our equity awards create incentives to create real, long-term value in our stock, while avoiding risks that are reasonably likely to have a material adverse effect on the company.

        Under the terms of the 2016 MIP and other equity plans and our equity award agreements, we have the right to adjust compensation before it is paid or to claw-back compensation after it is paid, if the participant engages in certain types of conduct considered injurious to the company. See "Adjustments or Clawbacks of Compensation" above. In addition, Section 304 of the Sarbanes-Oxley Act affords the company clawback rights against the chief executive officer and chief financial officer if an accounting restatement is necessary due to misconduct. We have also adopted a formal compensation recovery policy which allows our Management Compensation Committee to recover any excess performance-based compensation if we declare a material financial restatement. These clawback rights are designed to mitigate several risks by removing incentives for different types of negative conduct and help assure accountability if the situations to which they apply should arise. Our equity ownership policy, which is described above under "Equity Ownership Policy," is also designed to mitigate the risks of awarding equity to our Named Executive Officers by requiring them to always have personal economic exposure to the company's stock price performance which is material relative to their base salary.

  Consideration of Shareholder Votes on Executive Compensation

        At our 2017 annual meeting, we held an advisory vote on the compensation of our NEOs. Our shareholders voted to approve our executive compensation, with 98.3% of all of the shares that voted on the matter (excluding abstentions and broker non-votes) voting in favor.

        Prior to the 2017 shareholder meeting, both ISS and Glass Lewis issued a positive recommendation regarding our executive compensation vote. ISS's positive recommendation was based on its assessment that pay and performance were reasonably aligned in the company's compensation programs. Glass Lewis' positive recommendation was also based on its assessment that the company aligned executive compensation with financial performance. Based on these recommendations and the large majority vote in favor of our NEO compensation at our 2017 annual meeting, we believe that our NEO compensation is aligned with our financial performance.

        We last held an advisory vote on how often we should hold our advisory vote on the compensation of our NEOs at our 2014 annual meeting. At that meeting, our shareholders voted, by a large majority, for an annual vote. Based on these voting results, we determined to hold our advisory vote on executive compensation on an annual basis.

  Loans to Executive Officers and Board Members

        The committee has determined not to provide loans of any sort, including but not limited to relocation loans and loans to pay the exercise price of stock options, to our NEOs or members of the board of directors. No such loans are currently outstanding.

  Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code (the "IRC") generally limits the deductibility of compensation paid each year to a publicly-held company's chief executive officer and to its three most highly paid senior executive officers, other than the chief financial officer, to $1 million per person. Prior to the adoption of the Tax Cuts and Jobs Act in December 2017, compensation in excess of the $1 million limitation was excluded from this limit if it was based on, among other things, pre-established performance criteria. The Tax Cuts and Jobs Act eliminated this performance-based exclusion going-forward, but allows companies to continue to deduct excess performance-based compensation paid under a written, binding contract in effect as of November 2, 2017, provided that the terms of that contract are not modified in any material way.

        While in previous years the committee attempted to structure our compensation programs to maximize the deductibility of compensation under Section 162(m), this will no longer be possible in the future. As a result, a large portion of our executive compensation in excess of $1 million from 2018 onward will not be deductible.

Report of Management Compensation Committee

        The Management Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and, based on that review and discussion, has recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

The Management Compensation Committee
Mary F. Sammons (Chair) Kay Coles James Michael S. Diament

Summary Compensation Table for 2017, 2016 and 2015

        The following table sets forth, for the three years ended December 31, 2017, 2016 and 2015, the compensation paid by the company to our principal executive officer, principal financial officer and the three next most highly compensated executive officers serving at December 31, 2017 (collectively, the "Named Executive Officers" or "NEOs"):

Name and Principal Position	Year	Base Salary	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation	Total
		($)	($)	($)	($)	($)	($)
Barry M. Smith	2017	1,150,000	3,150,008	2,044,562	846,000	244,376	7,434,946
Chief Executive Officer	2016	1,000,000	2,500,024	1,686,496	2,110,275	154,588	7,451,383
	2015	1,000,000	1,062,500	2,948,095	1,002,375	148,174	6,161,144
Jonathan N. Rubin	2017	581,450	676,020	438,762	237,703	96,836	2,030,771
Chief Financial Officer	2016	535,600	650,016	438,485	659,295	82,717	2,366,113
	2015	515,261	390,007	838,698	312,741	80,041	2,136,748
Sam K. Srivastava	2017	630,375	764,992	496,529	267,839	8,100	2,167,835
Chief Executive Officer	2016	609,000	749,958	505,944	784,036	7,950	2,656,888
Magellan Healthcare	2015	590,000	350,030	971,144	231,660	7,950	2,150,784
Mostafa M. Kamal	2017	494,000	520,033	337,508	177,216	30,450	1,559,207
Chief Executive Officer	2016	412,000	500,005	337,296	492,204	30,300	1,771,805
Magellan Rx Management(1)	2015	325,000	67,149	798,408	351,984	30,300	1,572,841
Daniel N. Gregoire	2017	484,450	414,593	269,085	149,084	93,086	1,410,298
General Counsel	2016	470,350	345,016	232,737	361,386	78,582	1,488,071
	2015	453,402	189,720	526,371	195,503	72,736	1,437,732

(1)
Mr. Kamal began serving as chief executive officer of Magellan Rx Management in July 2015.

  Base Salary Column

        The figures shown in this column represent amounts actually paid to the NEOs during the fiscal year. New pay rates are typically effective as of April 1 of each year.

  Stock Awards Column

        The figures shown in this column represent the aggregate grant date fair values for financial reporting purposes of PSUs awarded in 2017 and 2016 and PSUs and RSUs awarded in 2015 computed in accordance with ASC Topic 718, without any discount attributable to estimated forfeitures. The PSU awards made in 2017 were valued for financial reporting purposes using a Monte Carlo simulation at the following value using the following assumptions:

Date of Award	Award Value	Performance Term	30-Day Average Stock Price	Dividend- Adjusted Valuation Date Stock Price	Expected Volatility	Expected Dividend Yield
3/3/17	$76.24	36 mos.	$76.34	$68.50	29.95%	0.00%

        For further information regarding the determination of the fair value of the PSUs, see Note 6 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

  Option Awards Column

        The amounts shown in this column represent the grant date fair values of the options awarded in 2017, 2016 and 2015 computed in accordance with ASC Topic 718. The values and assumptions used to determine the compensation expense of the awards for financial reporting purposes differ from the values and assumptions used by the Management Compensation Committee to determine the size of the awards, which are described under "Compensation Discussion and Analysis—Equity Awards." The option awards made in 2017 were valued for financial reporting purposes based on the following assumptions:

Date of Grant	Risk-Free Interest Rate	Expected Life	Expected Volatility	Expected Dividend Yield	Term	Market Value/ Exercise Price	Award Value
03/03/17	1.79%	4 yrs.	27.75%	0.00%	10 yrs.	$68.50	$16.940607

        For further information regarding the determination of the fair value of the options, see Note 6 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

  Non-Equity Incentive Plan Compensation Column

        The amounts shown in this column represent performance-based cash compensation amounts awarded under the ICP for service during the indicated year but paid in the following year. See "Compensation Discussion and Analysis—Compensation Program Components and Rationale for our Named Executive Officers—Annual Bonuses" above for a discussion of the awards and how the amounts paid were determined.

  All Other Compensation Column

        The amounts set forth in this column include:

Name	Company Matching 401(k) Contributions	SAP Contribution	Supplemental Life Insurance	Supplemental LTD	Tax Gross-Up
	($)	($)	($)	($)	($)
Mr. Smith	1,500	132,000	17,943	43,427	49,506
Mr. Rubin	8,100	65,450	1,535	10,358	11,394
Mr. Srivastava	8,100	—	—	—	—
Mr. Kamal	8,100	—	—	—	—
Mr. Gregoire	8,100	53,680	11,581	6,592	13,133

        Supplemental LTD amounts are supplemental long-term disability insurance coverage provided to certain executives. In addition to the amounts in the table, Mr. Kamal received $22,350 on April 1, 2017 which was related to an option grant that should have occurred in May 2014, but due to an administrative oversight was not granted until April 2015. The cash payment represents the difference in stock price between May 1, 2014 and April 1, 2015, multiplied by the number of options that would have been granted in May 2014. The aggregate amount was paid in three installments on April 1, 2015, 2016 and 2017, conditioned on his continued employment on the payment dates.

Grants of Plan-Based Awards for 2017

        The following table sets forth, for the year ended December 31, 2017, information regarding grants of non-equity incentive plan awards and all other stock and option awards to the NEOs.

								All Other Option Awards: Number of Securities Underlying Options		Grant Date Fair Value of Stock and Option Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				Exercise or Base Price of Option Awards
	Grant Date
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)	(# of Shares)	($/Sh)	($)
Barry M. Smith		720,000	1,800,000	3,600,000
	3/3/17				20,659	41,317	82,634			3,150,008
	3/3/17							120,690	68.50	2,044,562
Jonathan N. Rubin		202,300	505,750	1,011,500
	3/3/17				4,434	8,867	17,734			676,020
	3/3/17							25,900	68.50	438,762
Sam K. Srivastava		203,680	509,200	1,018,400
	3/3/17				5,017	10,034	20,068			764,992
	3/3/17							29,310	68.50	496,529
Mostafa M. Kamal		166,400	416,000	832,000
	3/3/17				3,411	6,821	13,642			520,033
	3/3/17							19,923	68.50	337,508
Daniel N. Gregoire		126,880	317,200	634,400
	3/3/17				2,719	5,438	10,876			414,593
	3/3/17							15,884	68.50	269,085

  Estimated Future Payouts Under Non-Equity Incentive Plan Awards Columns

        The indicated values represent possible cash awards under the ICP. For a discussion of the operation of the ICP, see "Compensation Discussion and Analysis—Annual Bonuses" above. Actual awards made under the ICP for service in 2017 are set forth under the column "Non-Equity Incentive Plan Compensation" in the "Summary Compensation Table for 2017, 2016 and 2015" above. The maximum award represents 200% of the applicable target award, which is a specified percentage of the NEO's base salary. The committee retains discretion to award a higher amount under the ICP if it considers warranted.

  Estimated Future Payouts Under Equity Incentive Plan Awards Columns

        The indicated values represent settlement of PSUs at target share award levels. The actual number of shares settled depends on the Company's TSR for the three-year performance period relative to the S&P Health Services Index, as described under "Compensation Discussion and Analysis—Equity Awards" above.

  Grant Date Fair Value of Stock and Option Awards Column

        The grant date fair values of options shown in this column represent the amounts used by the company for financial reporting purposes calculated in accordance with ASC Topic 718. The grant date fair values of option awards for purposes of determining awards and the assumptions used in calculating those values is described under "Compensation Discussion and Analysis—Equity Awards" above. The grant date fair values of PSUs shown in this column represent the amounts used by the company for financial reporting purposes calculated in accordance with ASC Topic 718. The grant date fair values of the PSU awards for purposes of determining awards and the assumptions used in calculating those values are described under "Compensation Discussion and Analysis—Equity Awards."

Narrative to the Summary Compensation Table and the Grants of Plan-Based Awards Table

        Base Salary.    The base salary and the other terms of our employment agreements with our NEOs are set forth under "Compensation Discussion and Analysis—Base Salary" and "—Compensation of Named Executive Officers upon a Change of Control and Other Terminations of Employment" above and under "Executive Officers—Employment Contracts and Termination of Employment and Change of Control Payments" below.

        Annual Incentive Plan.    In 2017, the executive officers were eligible to participate in the company's ICP, which was designed to provide bonus awards to officers and other employees based on the achievement of individual goals that were aligned with company and business segment goals tied to financial performance and our growth strategy. In 2017, the target bonus award levels for the executive officers ranged from 65% to 150% of base salary, as generally specified in their employment agreements. For 2017, Messrs. Smith, Rubin, Srivastava, Kamal and Gregoire were entitled to an annual target bonus opportunity of 150%, 85%, 80%, 80% and 65%, respectively. Based on performance in relation to applicable targets, the amount of bonus can range from 0% to 200% of this target percentage, depending on individual and company performance, with significantly more emphasis on company performance for our executive officers. Awards are based on the company meeting or exceeding specified financial goals, as described in "Compensation Discussion and Analysis—Annual Bonuses" above. Based on the financial results attained for 2017, the Company paid ICP awards on March 15, 2018 in the following amounts:

	Bonus Payment Amount	Percent of Target	Base Salary + Bonus Payment	Base Salary and Bonus as a Percent of Total Compensation*
	($)	(%)	($)	(%)
Mr. Smith	846,000	47	1,996,000	27
Mr. Rubin	237,703	47	819,153	40
Mr. Srivastava	267,839	53	898,214	41
Mr. Kamal	177,216	43	671,216	43
Mr. Gregoire	149,084	47	633,534	45

*
Total compensation is as set forth in the Total column in the Summary Compensation Table.

        2016 Management Incentive Plan.    The shareholders originally approved the 2016 MIP at the annual meeting of shareholders held on May 18, 2016. The shareholders also approved an amendment which increased the number of shares available for awards under the plan to 4,000,000 on May 18, 2016. The 2016 MIP is administered by the Management Compensation Committee of the board and allows several types of long-term incentives including stock options, stock appreciation rights, restricted stock awards, restricted stock units ("RSUs"), performance-based restricted stock units ("PSUs") and performance-based cash awards. The plan authorizes awards covering a total of up to 4,000,000 shares of common stock, plus the amount of future forfeitures and expirations under the 2011 Management Incentive Plan, the 2008 Management Incentive Plan, the 2006 Management Incentive Plan, the 2003 Management Incentive Plan and the 2006 Directors' Equity Compensation Plan. The 2016 MIP also permits grants of equity to non-employee directors. On March 3, 2017, the company awarded to Messrs. Smith, Rubin, Srivastava, Kamal and Gregoire non-qualified stock options under the 2016 MIP for 120,690, 25,900, 29,310, 19,923 and 15,884 shares exercisable at a price of $68.50 per share, vesting in three equal annual installments on March 3, 2018, 2019 and 2020. All of the options have a term of 10 years and vesting is conditional on the grantee's continued service with the company on those vesting dates. The grant date values of the option awards and the assumptions used in calculating them, used for purposes of determining the awards, are described under "Compensation Discussion and Analysis—Equity Awards" above.

        The company also issued to Messrs. Smith, Rubin, Srivastava, Kamal and Gregoire on March 3, 2017 under the 2016 MIP PSUs for 41,317, 8,867, 10,034, 6,821 and 5,438 shares, respectively. The PSUs entitle the grantee to receive a number of shares determined over a three year performance period ending on December 31, 2019 and vesting on March 3, 2020, the settlement date, provided that the grantee remains in the company's service on that settlement date. The number of shares for which the PSUs will be settled will be a percentage of the shares for which the award is targeted and will depend on the company's relative total shareholder return expressed as a percentile ranking of the company's total shareholder return as compared with a company-selected peer group, which includes the companies comprising the S&P Health Care Services Industry Index on January 1, 2017. The grant date values of these PSU awards and the assumptions used in calculating them used for purposes of determining the awards and the performance conditions and other terms of the PSUs is described under "Compensation Discussion and Analysis—Equity Awards" above.

        Perquisites.    Mr. Smith is only provided the same perquisites as other senior executive officers. The employment agreements with Messrs. Rubin, Srivastava, Kamal and Gregoire entitle them to the benefits of employment as are from time to time provided to salaried employees of the company or adopted for employees at their level of responsibility. Under the company's benefit arrangements, each of them (except Messrs. Srivastava and Kamal) receives supplemental life and disability insurance. The company does not provide perquisites other than supplemental life and disability insurance. The company also provides a gross-up payment to cover the tax cost to Messrs. Smith, Rubin and Gregoire of receiving the supplemental benefits. For a summary of various provisions in those employment agreements in the event of a termination of employment without cause or for good reason, see "Employment Contracts and Termination of Employment and Change of Control Payments" below.

        Deferred Compensation Plan.    The Supplemental Accumulation Plan (the "SAP") is a deferred compensation plan which is designed to promote the retention of key executives. Annually, the Management Compensation Committee approves a percentage contribution for certain executive officers. It may also be funded by the executive officers through voluntary deferrals of base and/or incentive compensation. For 2017, the Company awarded Messrs. Smith, Rubin and Gregoire a company contribution of 11% of base salary. Both company and voluntary contributions are paid to a trust sponsored by a third party administrator and credited with investment in one or more mutual funds selected by the respective executive officer. Returns on each individual's account balance are based on the performance of his or her selected investment options.

        The fixed percentage amount contributed to the trust and any appreciation thereon is paid to the executive officer based on his or her distribution election following termination from the company, provided that the executive officer has complied with covenants not to compete with the company during that time period and the termination was not "for cause."

        The terms of the SAP provide that the amounts deposited in the trust on behalf of executive officers are to be immediately and fully vested upon a change in control of the company (as defined in the SAP plan document).

        The company does not maintain any defined benefit pension plans.

Outstanding Equity Awards at December 31, 2017

        The following table sets forth for the NEOs the number of shares and the value of option and stock awards outstanding as of December 31, 2017.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options					Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have not Vested(1)
				Option Exercise Price	Option Expiration Date
Name	Exercisable	Unexercisable
	(#)	(#)		($)		(#)		($)
Barry M. Smith	320,992	—		51.79	02/01/23
	140,450	70,224	(2)	63.95	03/04/25
	36,534	73,067	(3)	64.87	03/03/26
	—	120,690	(4)	68.50	03/03/27
						2,534	(5)	244,658
						12,500	(6)	1,206,875
						25,615	(7)	2,473,128
						41,317	(8)	3,989,156
Jonathan N. Rubin	58,863	—		60.39	03/05/24
	47,529	23,764	(9)	53.72	11/02/25
	9,499	18,997	(3)	64.87	03/03/26
	—	25,900	(4)	68.50	03/03/27
						2,420	(10)	233,651
						6,660	(7)	643,023
						8,867	(8)	856,109
Sam K. Srivastava	60,000	—		61.32	10/01/23
	22,791	—		60.39	03/05/24
	25,000	—		57.12	08/01/24
	46,266	23,133	(2)	63.95	03/04/25
	10,960	21,920	(3)	64.87	03/03/26
	—	29,310	(4)	68.50	03/03/27
						4,118	(6)	397,593
						7,684	(7)	741,890
						10,034	(8)	968,783
Mostafa M. Kamal	—	1,480	(2)	63.95	03/04/25
	—	1,666	(11)	71.00	04/01/25
	—	16,666	(12)	60.55	08/03/25
	—	14,613	(3)	64.87	03/03/26
	—	19,923	(4)	68.50	03/03/27
						395	(6)	38,137
						175	(13)	16,896
						5,123	(7)	494,626
						6,821	(8)	658,568
Daniel N. Gregoire	—	12,538	(2)	63.95	03/04/25
	—	10,083	(3)	64.87	03/03/26
	—	15,884	(4)	68.50	03/03/27
						2,232	(6)	215,500
						3,535	(7)	341,304
						5,438	(8)	525,039

(1)
Market value is calculated based on the closing price of $96.55 on 12/29/17, the last trading day prior to 12/31/17.

(2)
The options were awarded on 3/4/15 and the remaining unvested options vest on 3/4/18.

(3)
The options were awarded on 3/3/16 and vest as to 50% on each of 3/3/18 and 3/3/19.

(4)
The options were awarded on 3/3/17 and vest as to 33 1/3% on each of 3/3/18, 3/3/19 and 3/3/20.

(5)
The RSU award was made on 2/1/13 and 50% of the 16.7% tranche that was to vest as of 2/1/17 did not vest when scheduled because the relevant earnings per share ("EPS") performance hurdle was not met; however, for 2017, the company met the EPS hurdle and the remaining portion of the 2/1/13 award outstanding vested on 2/1/18.

(6)
The PSU award represents a target award made on 3/4/15 and the number of shares for which the award was settled on 3/7/18 was determined on the basis of a three-year performance period ending on 12/31/17. The award was actually settled for 184% of the target number of shares.

(7)
The PSU award represents a target award made on 3/3/16 and the number of shares for which the award will actually be settled will be determined at the end of a three-year performance period extending through 12/31/18.

(8)
The PSU award represents a target award made on 3/3/17 and the number of shares for which the award will actually be settled will be determined at the end of a three-year performance period extending through 12/31/19.

(9)
The options were awarded on 11/2/15 and the remaining unvested options vest on 11/2/18.

(10)
The RSU award was made on 11/2/15 and the remaining RSUs vest on 11/2/18.

(11)
The options were awarded on 4/1/15 and the remaining unvested options vest on 4/1/18.

(12)
The options were awarded on 8/3/15 and the remaining unvested options vest on 8/3/18.

(13)
The RSU award was made on 3/4/15 and the remaining RSUs vest on 3/4/18.

Option Exercises and Stock Vested for 2017

        The following table sets forth for the NEOs the number of shares acquired and the value realized upon the exercise of stock options and the vesting of stock awards during the year ended December 31, 2017.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)	(#)	($)
Barry M. Smith	—	—	12,671	960,462
Jonathan N. Rubin	—	—	7,779	565,756
Sam K. Srivastava	—	—	1,338	90,047
Mostafa M. Kamal	47,093	1,059,561	319	21,469
Daniel N. Gregoire	171,058	4,918,024	3,249	218,658

(1)
The value realized on exercise of stock options is equal to the sale price reported in the executive's Form 4, where options were exercised and the shares issued under those options were immediately sold, less the exercise price, multiplied by the number of shares acquired.

  Value Realized on Stock Options Exercised

        The value realized on exercise of stock options in 2017 was calculated as follows:

Name	Date of Award	Exercise Date	Exercise Price	# of Options Exercised	Sale Price	Value Realized on Exercise
			($)	(#)	($)	($)
Mr. Kamal	3/5/13	9/5/17	53.00	157	80.5000	4,318
	8/3/15	9/5/17	60.55	1,000	81.0310	20,481
	8/3/15	9/7/17	60.55	1,033	81.1911	21,322
	8/3/15	9/8/17	60.55	6,267	81.5252	131,452
	8/3/15	9/11/17	60.55	670	83.0000	15,042
	8/3/15	9/12/17	60.55	19	83.0000	427
	8/3/15	9/13/17	60.55	7,093	83.0239	159,407
	8/3/15	9/14/17	60.55	585	83.0000	13,133
	3/4/15	9/15/17	63.95	2,961	84.0000	59,368
	8/3/15	9/27/17	60.55	11,819	85.3293	292,866
	3/3/16	9/27/17	64.87	7,307	85.3293	149,496
	8/3/15	9/28/17	60.55	4,848	85.7636	122,236
	4/1/15	11/1/17	71.00	1,154	92.0000	24,234
	4/1/15	12/4/17	71.00	2,180	92.0000	45,780
Mr. Gregoire	3/5/12	7/14/17	47.46	14,114	80.1076	460,789
	3/5/12	7/20/17	47.46	16,073	80.0545	523,892
	3/5/12	7/21/17	47.46	1,176	80.0128	38,282
	3/3/11	7/24/17	49.10	24,992	80.1135	775,088
	3/5/12	7/24/17	47.46	7,406	80.1135	241,831
	3/3/11	7/25/17	49.10	4,559	80.6769	143,959
	3/5/13	9/11/17	53.00	2,400	82.9960	71,990
	3/5/13	9/13/17	53.00	14,096	83.0626	423,763
	3/5/13	9/14/17	53.00	18,063	83.0495	542,784
	3/5/13	9/15/17	53.00	2,402	82.9960	72,050
	3/5/14	9/27/17	60.39	35,658	85.1661	883,466
	3/4/15	10/3/17	63.95	5,000	87.9970	120,235
	3/4/15	10/4/17	63.95	7,475	88.0304	180,001
	3/4/15	11/1/17	63.95	9,369	89.2013	236,579
	3/4/15	12/1/17	63.95	3,233	89.0801	81,246
	3/3/16	12/1/17	64.87	5,042	89.0801	122,068

  Value Realized on Vesting of Stock Awards

        The values realized on vesting of stock awards in 2017 was calculated as follows:

Name	Date of Award	Type of Award(1)	Vesting Date	# of Shares Vested	# of Shares Withheld	Net # of Shares Issued	Market Price	Net Value Realized
				(#)	(#)	(#)	($)	($)
Mr. Smith	02/1/13	PRSU	02/1/17	12,671	3,803	8,868	75.80	960,462
Mr. Rubin	03/5/13	PRSU	03/5/17	1,903	674	1,229	67.30	128,072
	03/5/14	PRSU	03/5/17	3,456	1,184	2,272	67.30	232,588
	11/2/15	RSU	11/2/17	2,420	1,184	1,236	84.75	205,095
Mr. Srivastava	03/5/14	PRSU	03/5/17	1,338	469	869	67.30	90,048
Mr. Kamal	03/5/13	PRSU	03/5/17	29	11	18	67.30	1,952
	03/5/14	PRSU	03/5/17	115	44	71	67.30	7,740
	03/4/15	RSU	03/4/17	175	72	103	67.30	11,778
Mr. Gregoire	03/5/13	PRSU	03/5/17	1,156	432	724	67.30	77,799
	03/5/14	PRSU	03/5/17	2,093	699	1,394	67.30	140,859

(1)
"PRSUs" are performance-vesting RSUs and "RSUs" are time-vesting RSUs.

Nonqualified Deferred Compensation

        The following table sets forth for the NEOs information regarding contributions, earnings, withdrawals and balances for our SAP, a nonqualified deferred compensation plan, for the year ended December 31, 2017 and as of that date. For further information regarding our SAP, see "Compensation Discussion and Analysis—Retirement Vehicles/Deferred Compensation" above.

Name	Executive Contributions in 2017	Company Contributions in 2017(1)	Aggregate Earnings/ (Losses) in 2017(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at 12/31/2017(2)
	($)	($)	($)	($)	($)
Barry M. Smith	—	110,000	824,380	—	3,900,706
Jonathan N. Rubin	—	59,488	78,663	—	640,581
Sam K. Srivastava	—			—
Mostafa M. Kamal	—			—
Daniel N. Gregoire	—	52,118	61,653	—	632,086

(1)
The contributions included in this column do not include SAP contributions made by the company in March 2018 for service in 2017 in the following amounts: $132,000 for Mr. Smith, $65,450 for Mr. Rubin, $0 for Mr. Srivastava, $0 for Mr. Kamal and $53,680 for Mr. Gregoire. These contributions are included in the "Summary Compensation Table for 2017, 2016 and 2015" above under the column "All Other Compensation" and the related footnotes. The contributions included in this column were made in March 2017 for service in 2016.

(2)
The amounts included in this column are not included in the individual's compensation specified in the "Summary Compensation Table for 2017, 2016 and 2015" above. The amounts are based on contributions and returns generated in their SAP accounts for all plan years held in a separate trust and administered by a third party.

EXECUTIVE OFFICERS

Executive Officers of the Company

Name	Age	Position	Appointed
Barry M. Smith	64	Chief Executive Officer	2013
Jonathan N. Rubin	54	Chief Financial Officer	2008
Sam K. Srivastava	50	Chief Executive Officer, Magellan Healthcare	2014
Mostafa M. Kamal	37	Chief Executive Officer, Magellan Rx Management	2015
Daniel N. Gregoire	62	General Counsel and Secretary	2005
Caskie Lewis-Clapper	53	Chief Human Resources Officer	2004

        Information for Barry M. Smith, our current chief executive officer, is presented above under "Directors."

        Jonathan N. Rubin.    Prior to joining the company in 2008, Mr. Rubin served as senior vice president, Dental and Vision for Cigna Health and senior vice president and chief financial officer of the HealthCare Division of Cigna Healthcare, Cigna's largest division, from 2004 to 2008. He previously served in various capacities with Cigna from 1985 to 2004. He currently serves on the boards of directors of American School for the Deaf, Jewish Teen Learning Connections and Connecticut Children's Medical Center.

        Sam K. Srivastava.    Prior to joining the company in 2013, Mr. Srivastava served as president of the national and senior segments at Cigna Health. Prior to joining Cigna, he served in executive leadership positions with UnitedHealth Group and HealthNet. He currently serves on the advisory boards of the Yale School of Public Health and Oliver Wyman.

        Mostafa M. Kamal.    Mr. Kamal previously served as senior vice president and general manager of Magellan Rx Management's specialty pharmacy business, as well as its chief underwriting officer. From 2011 to 2014, Mr. Kamal was vice president of pricing, underwriting and analytics. Before joining the company, he served as director of strategy and analytics at Medco Health Solutions, Inc. (now known as Express Scripts). He currently serves as a director of the Pharmaceutical Care Management Association.

        Daniel N. Gregoire.    Prior to joining the company in 2005, Mr. Gregoire was executive vice president, general counsel and secretary of Oxford Health Plans, Inc., a New York Stock Exchange-listed managed care company, from 2000 to 2004. Prior to joining Oxford, Mr. Gregoire was an attorney and shareholder with Sheehan Phinney Bass & Green PA, a Manchester, New Hampshire-based law firm, from 1981 to 2000.

        Caskie Lewis-Clapper.    Ms. Lewis-Clapper has held several senior positions in human resources since joining the company in 1999. Prior to joining Magellan, Ms. Lewis-Clapper served as Human Resources Operations lead for Helix Health, a Baltimore, Maryland-based health care system. Prior to joining Helix, she was with General Physics Corporation, where as a staff consultant she worked with clients across several industries on learning, organizational development and performance improvement initiatives.

Employment Contracts and Termination of Employment and Change of Control Payments

        The following is a description of certain provisions of employment agreements between the company and the NEOs.

        Barry M. Smith.    The company appointed Mr. Smith to the position of chief executive officer effective as of January 1, 2013, after entering into an employment agreement with him on

December 10, 2012. The agreement was for a one-year term and automatically renews for one-year periods unless either party gives notice of non-renewal at least 180 days prior to the next renewal date or unless the agreement is sooner terminated as provided in the agreement. Any failure to renew the agreement by the company is considered a termination without cause. The agreement was automatically renewed by the company for an additional one-year term on December 31, 2017. The company is required to pay Mr. Smith a base salary of $900,000, with annual review for increase by the board or a duly authorized committee. Mr. Smith's base salary was increased by 20% to $1,200,000 for 2017. Mr. Smith is entitled to an annual target bonus opportunity of 150% of base salary with the ability to earn up to 300% of base salary based on the performance of the company and at the discretion of the board or a duly authorized committee. The agreement also provides for benefits commensurate with Mr. Smith's position on a basis at least as favorable as other senior level executives of the company. The agreement also provides for severance payments upon termination as follows:

  •
  Termination due to resignation by Mr. Smith:  If Mr. Smith resigns without good reason as described below, he would receive all base salary accrued through the date of termination and the vested portion of any deferred compensation or other benefit plan, and only vested options would be exercisable for a period of six months after termination.

  •
  Termination without cause by the company or with good reason by Mr. Smith:  Upon any such termination, Mr. Smith would receive all base salary accrued through the date of termination and pro rata earned bonus for the year in which termination occurs, severance equal to two times the sum of base salary plus target bonus payable in a single cash installment immediately after termination, accelerated vesting of his sign-on option award and all other option awards, which will remain exercisable for one year after termination, and all of his sign-on RSU award and his outstanding PSU awards will vest and be settled when they would have vested and settled had he remained employed with the company through the term of those RSUs and PSUs, and reimbursement of the company's portion of health insurance premiums for a period of up to 18 months after the date of termination.

  •
  Termination without cause by the company or with good reason by Mr. Smith in connection with, or within two years after, a change in control:  Upon any such termination, Mr. Smith would receive all base salary accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to three times the sum of base salary plus target bonus payable in a single cash installment immediately after termination, accelerated vesting of his sign-on option award, which will remain exercisable for one year after the termination, and all of his sign-on RSU award will vest and be settled when it would have vested and settled had he remained employed with the company through the terms of those RSUs, his outstanding PSU awards will vest on an accelerated basis and be settled at target on the vesting date, and reimbursement of the company's portion of health insurance premiums for a period of up to 18 months after the date of termination.

  •
  Termination with cause:  Upon any such termination, Mr. Smith would receive all base salary accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and other payments payable under applicable benefit plans, and all stock options and other unvested equity awards would be forfeited on the date of termination.

  •
  Termination for death or disability:  Upon any such termination, Mr. Smith (or his estate) would receive all base salary accrued through the effective date of the termination and pro rata earned bonus for the year in which termination occurs, and only vested options would be exercisable for a period of 12 months after termination.

        Following termination of employment, Mr. Smith will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or employees for a period equal to the longer of one year or the number of years in respect of which his is paid base salary on termination, although receipt of any payment described above has not been conditioned on fulfillment of these covenants.

        Jonathan N. Rubin.    In connection with his appointment as the company's chief financial officer, the company entered into an employment agreement with Mr. Rubin on August 11, 2008. The agreement provided for an initial one-year term beginning on September 8, 2008, the date on which he began serving as the chief financial officer, which was automatically renewed for successive one year terms unless either party provided notice of non-renewal at least 180 days prior to the end of any then-existing term. The company is required to pay Mr. Rubin a base salary of $400,000 per year, with annual review for increase by the company. His salary was increased by 10% to $595,000 on April 1, 2017. Mr. Rubin was entitled to an annual target bonus opportunity of 85% of his base salary in 2017. Mr. Rubin is also entitled to benefits and participation in other compensation plans, including annual incentive and long-term incentive plans, on a basis at least as favorable as other similarly situated senior level executives of the company. The agreement was amended most recently on October 26, 2015 when the company and Mr. Rubin agreed that he would remain with the company despite his earlier decision to terminate his employment without cause in connection with the relocation of the company's headquarters from Avon, Connecticut to Scottsdale, Arizona and on May 10, 2016 when Mr. Rubin agreed to remove from the agreement a provision giving him the right to receive a gross-up payment if he is liable for any excise tax in connection with any change of control payments which may be made to him. The agreement provides for severance payments upon termination as follows:

  •
  Termination due to resignation by Mr. Rubin:  If Mr. Rubin resigns without good reason as described below, he would receive all base salary and paid time off accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans. If Mr. Rubin's resignation is due to "retirement" and he does not become a full-time employee with another employer, his unvested stock options and his outstanding RSUs and PSUs will continue to vest in accordance with the terms of those awards as if he were still employed.

  •
  Termination without cause by the company:  Upon any such termination, Mr. Rubin would receive all base salary and paid time off accrued through the date of termination, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation or other benefit plan, including vested stock options, PSU and RSU awards, and the continued payment of his base salary for a period of twelve months after the date of termination. Also, the company may in its discretion pay him a pro rata portion of any bonus that he would have earned had he been employed for the full calendar year, conditioned on the satisfaction of financial targets established by the board in the ICP. The agreement is considered terminated without cause by the company if, among other things, Mr. Rubin's position is relocated or there is a material reduction in his base salary, or if the company provides notice of non-renewal of a then-existing term of the agreement.

  •
  Termination without cause by the company or with good reason by Mr. Rubin in connection with, or within two years after, a change in control:  Upon any such termination, Mr. Rubin would be entitled to receive all base salary and paid time off accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to two times the sum of base salary plus target bonus payable in a single cash installment immediately after termination, accelerated vesting of all outstanding equity awards not yet vested, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation or other benefit plan, including vested stock options, PSU and RSU awards. Under the employment agreement, good reason for termination by Mr. Rubin for these purposes includes a material reduction in his salary (unless the reduction is comparable in degree to reductions taking place for all other employees of comparable rank) or his bonus opportunity, a material diminution in his duties or responsibilities or a relocation.

  •
  Termination with cause:  Upon any such termination, Mr. Rubin would receive all base salary accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and all unvested equity awards would be forfeited on the date of termination.

  •
  Termination for death or disability:  Upon any such termination, Mr. Rubin (or his estate) would receive all base salary and paid time off accrued through the date of termination, any other amounts earned but not yet paid as of the date of termination and any other payments payable under applicable benefit plans, and only vested options would be exercisable for a limited time after termination. Also, the company may in its discretion pay him (or his estate) a pro rata portion of any bonus that he would have earned had he been employed for the full calendar year, conditioned on the satisfaction of company financial hurdles established by the board in the ICP.

        Following his termination under any circumstances, Mr. Rubin will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or soliciting or hiring employees for a period of 12 months from the date of his termination.

        Sam K. Srivastava.    Under the employment agreement between Mr. Srivastava and the company, dated September 18, 2013, Mr. Srivastava serves as chief executive officer of Magellan Healthcare. The agreement was for a one-year term ending on September 22, 2014, with automatic renewals for additional one-year terms, unless sooner terminated as provided in the agreement. Any failure to renew the agreement by the company is considered termination without cause. The agreement was automatically renewed as of September 23, 2017. The company will pay Mr. Srivastava a base salary of $485,000 per year, with annual review for increase. Mr. Srivastava's base salary for 2017 was increased by 4% to $636,500 on April 1, 2017. Mr. Srivastava was entitled to an annual target bonus opportunity of 80% of base salary in 2017. The agreement provides for benefits commensurate with Mr. Srivastava's position. The agreement also provides for severance payments upon termination as follows:

  •
  Termination due to resignation by Mr. Srivastava:  If Mr. Srivastava resigns without good reason as described below, he would receive all base salary accrued through the date of termination, accrued paid time off and the vested portion of his account under the company's deferred compensation and other benefit plans, including stock option, PSU and RSU awards.

  •
  Termination without cause by the company or for good reason by Mr. Srivastava:  Upon any such termination, Mr. Srivastava would be entitled to receive all base salary and paid time off accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to twelve months of base salary, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation, or other benefit plan, including vested stock option, PSU and RSU awards. Under the employment agreement, good reason for termination by Mr. Srivastava for these purposes includes a relocation of his reporting office, a material diminution of his duties and responsibilities, his no longer reporting to the chief executive officer, or a material reduction of his base salary to an amount less than the initial base salary set forth in his employment agreement.

  •
  Termination without cause by the company or for good reason by Mr. Srivastava in connection with or within two years after a change in control:  Upon any such termination, Mr. Srivastava would be entitled to receive all base salary and paid time off accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to two times the sum of his base salary plus target bonus payable in a single installment immediately after termination, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation, or other benefit plan, including vested stock option and RSU awards. Mr. Srivastava's outstanding PSU awards will vest on an accelerated basis at target. Under the employment agreement, good reason for termination by Mr. Srivastava for these purposes includes a relocation of his reporting office, a material diminution of his duties and responsibilities, or a material reduction of his base salary.

  •
  Termination with cause:  Upon any such termination, Mr. Srivastava would receive all base salary accrued through the date of termination, accrued paid time off and the vested portion of his account under the company's deferred compensation and other benefit plans, including stock option, PSU and RSU awards.

  •
  Termination for death or disability:  Upon any such termination, Mr. Srivastava (or his estate) would receive all base salary accrued through the date of termination, accrued paid time off and the vested portion of his account under the company's deferred compensation and other benefit plans, including stock option, PSU and RSU awards. Also, the company may in its discretion pay him (or his estate) a pro rata portion of any bonus that he would have earned had he been employed for the full calendar year, subject to achievement of applicable company financial performance targets.

        Following his termination under any circumstances, Mr. Srivastava will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or soliciting or hiring employees for a period of one year following his termination or any longer period for which he continues to receive base salary or in respect of which base salary is paid in a lump sum.

        Mostafa M. Kamal.    The company entered into an employment agreement with Mr. Kamal dated June 29, 2015, when he was promoted to serve as chief executive officer of Magellan Rx Management. The agreement is for a one-year term ending on July 1, 2016, with automatic renewals for additional one-year terms, unless sooner terminated as provided in the agreement. Any failure to renew the agreement by the company is considered termination without cause. The agreement was automatically renewed as of July 1, 2017. The company will pay Mr. Kamal a base salary of $400,000 per year, with annual review for increase. Mr. Kamal's base salary for 2017 was increased by 25% to $520,000 on April 1, 2017. Mr. Kamal was entitled to an annual target bonus opportunity of 80% of base salary in 2017. The agreement provides for benefits commensurate with Mr. Kamal's position. The agreement also provides for severance payments upon termination as follows:

  •
  Termination due to resignation by Mr. Kamal:  If Mr. Kamal resigns without good reason as described below, he would receive all base salary accrued through the date of termination, accrued paid time off and the vested portion of his account under the company's deferred compensation and other benefit plans, including stock option, PSU and RSU awards.

  •
  Termination without cause by the company:  Upon any such termination, Mr. Kamal would be entitled to receive all base salary and paid time off accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to twelve months of base salary, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation, or other benefit plan, including vested stock option, PSU and RSU awards. Under the employment agreement, termination will be considered without cause if he terminates his employment within 18 months following the company's notice of intent not to renew the agreement, his position will be relocated to an office more than 50 miles away from his prior location, a material reduction in his base salary to an amount less than the initial base salary set forth in his employment agreement, and the company fails to correct any such situation.

  •
  Termination without cause by the company or for good reason by Mr. Kamal in connection with or within two years after a change in control:  Upon any such termination, Mr. Kamal would be entitled to receive all base salary and paid time off accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to two times the sum of his base salary plus target bonus payable in a single installment immediately after termination, and any other payments payable under applicable benefit plans, the vested portion of any retirement, deferred compensation, or other benefit plan, including vested stock option, PSU and RSU awards. Mr. Kamal's outstanding PSU awards will vest on an accelerated basis at target. Under the employment agreement, good reason for termination by Mr. Kamal for these purposes includes a relocation of his reporting office by more than 50 miles, a material diminution of his duties and responsibilities, a material reduction of his base salary unless such reduction is comparable to a reduction that takes places for all other company employees of comparable rank or a material reduction in his target bonus opportunity.

  •
  Termination with cause:  Upon any such termination, Mr. Kamal would receive all base salary accrued through the date of termination, accrued paid time off and the vested portion of his account under the company's deferred compensation and other benefit plans, including stock option, PSU and RSU awards.

  •
  Termination for death or disability:  Upon any such termination, Mr. Kamal (or his estate) would receive all base salary accrued through the date of termination, accrued paid time off and the vested portion of his account under the company's deferred compensation and other benefit plans, including stock option, PSU and RSU awards. Also, the company may in its discretion pay him (or his estate) a pro rata portion of any bonus that he would have earned had he been employed for the full calendar year, subject to achievement of applicable company financial performance targets.

        Following his termination under any circumstances, Mr. Kamal will be subject to a non-competition covenant and covenants prohibiting him from soliciting any company customers or soliciting or hiring employees for a period of one year following his termination or any longer period for which he continues to receive base salary or in respect of which base salary is paid in a lump sum.

        Daniel N. Gregoire.    Under the employment agreement between Mr. Gregoire and the company, effective January 24, 2005, Mr. Gregoire serves as executive vice president, general counsel and secretary of the company. The agreement was for a one-year term ending on December 31, 2005, with automatic renewals for additional one-year terms, unless sooner terminated as provided in the agreement. Any failure to renew the agreement by the company is considered a termination without cause. The agreement was automatically renewed as of January 1, 2018. The company will pay Mr. Gregoire a base salary of $325,000 per year, with annual review for increase by the board or a duly authorized committee thereof. His base salary was increased by 3% to $488,000 on April 1, 2017. Mr. Gregoire was entitled to an annual target bonus opportunity of 65% of base salary in 2017. The agreement provides for benefits commensurate with Mr. Gregoire's position. The agreement also provides for severance payments upon termination as follows:

  •
  Termination due to resignation by Mr. Gregoire:  If Mr. Gregoire resigns without good reason as described below, he would receive all base salary accrued through the date of termination, accrued paid time off and the vested portion of his account under the company's deferred compensation and other benefit plans, including stock option, PSU and RSU awards.

  •
  Termination without cause by the company or for good reason by Mr. Gregoire:  Upon any such termination, Mr. Gregoire would receive all base salary accrued through the date of termination, if termination occurs after June 30, pro rata target bonus for the year in which termination occurs, severance equal to the sum of base salary plus target bonus payable in a single cash installment immediately after termination, any other amounts accrued and unpaid as of the date of termination and any other payments payable under applicable benefit plans, including the company's deferred compensation plan and his stock options, PSU and RSU awards. Under the employment agreement, good reason for termination by Mr. Gregoire includes a reduction in his base salary, a material diminution in his duties and authorities, a change in reporting responsibility or a relocation.

  •
  Termination without cause by the company or for good reason by Mr. Gregoire in connection with or within two years after a change in control:  Upon any such termination, Mr. Gregoire would receive all base salary accrued through the date of termination and pro rata target bonus for the year in which termination occurs, severance equal to two times the sum of base salary and target bonus payable in a single cash installment immediately after termination, accelerated vesting of all outstanding equity awards not yet vested, the company portion of COBRA benefits for eighteen months after termination and any other amounts accrued and unpaid as of the date of termination. Mr. Gregoire's outstanding PSU awards will vest on an accelerated basis. Under the employment agreement, good reason for termination by Mr. Gregoire for these purposes includes a material reduction in his salary (unless the reduction is comparable in degree to reductions taking place for all other employees of comparable rank) or his bonus opportunity, a material diminution in his duties or responsibilities or a relocation.

  •
  Termination with cause:  Upon any such termination, Mr. Gregoire would receive base salary accrued through the date of termination, accrued paid time off and the vested portion of his account under the company's deferred compensation and other benefit plans, including stock options, PSU and RSU awards.

  •
  Termination for death or disability:  Upon any such termination, Mr. Gregoire (or his estate) would receive all base salary and accrued paid time off through the date of termination and the vested portion of any retirement, deferred compensation or other benefit plan, including stock option, PSU or RSU awards. In addition, the company may pay Mr. Gregoire a pro rata portion of any bonus for any bonus plan in which he participates in the year of termination, subject to achievement of applicable company financial performance targets.

        In addition, if any of the payments or benefits received by Mr. Gregoire in connection with a change of control or termination of employment is subject to excise tax under Section 4999 of the IRC, then the company is required to pay Mr. Gregoire an additional gross-up amount such that the net amount retained by him after the payment of the excise tax and any income and excise tax due on such additional amount will equal the amount to which he was entitled before the imposition of such income and excise tax on him. The company estimates that Mr. Gregoire would not have received a gross-up payment with respect to excise tax under Section 4999 if his employment had terminated on December 31, 2017.

Estimated Benefits Upon Various Termination Scenarios

        The following table summarizes the payments and other benefits payable to the company's NEOs, assuming a termination of employment or a change in control of the company as of December 31, 2017. The figures which appear in the table are based on the provisions of the employment agreements summarized above and applicable award agreements.

Estimated Benefits

Name	Without Cause/For Good Reason		Change in Control	Death/ Disability
	($)		($)	($)
Mr. Smith
Cash Payments	6,000,000		9,000,000	—
Bonus	1,800,000		1,800,000	1,800,000
Insurance Benefits	15,303		15,303	—
Acceleration of Options	7,989,419	(1)	7,989,419	—
Acceleration of PSUs	7,913,817	(1)	7,913,817	—

Total	23,718,540		26,718,540	1,800,000
Mr. Rubin
Cash Payments	595,000		2,201,500	—
Bonus	505,750		505,750	505,750
Insurance Benefits	13,825		20,737
Acceleration of Options	—	(2)	2,346,132	—
Acceleration of RSUs	—	(2)	233,651	—
Acceleration of PSUs	—	(2)	1,499,132	—

Total	1,114,575		6,806,902	505,750
Mr. Srivastava
Cash Payments	636,500		2,291,400	—
Bonus	509,200		509,200	509,200
Insurance Benefits	13,825		20,737	—
Acceleration of Options	—		2,270,707	—
Acceleration of PSUs	—		2,108,266	—

Total	1,159,525		7,200,310	509,200
Mr. Kamal
Cash Payments	520,000		1,872,000	—
Bonus	416,000		416,000	416,000
Insurance Benefits	5,291		7,937	—
Acceleration of Options	—		3,325,792	—
Acceleration of RSUs	—		16,896	—
Acceleration of PSUs	—		1,191,330	—

Total	941,291		6,829,956	416,000
Mr. Gregoire
Cash Payments	488,000		1,610,400
Bonus	317,200		317,200	317,200
Insurance Benefits	10,202		15,303	—
Acceleration of Options	—		2,150,955	—
Acceleration of PSUs	—		1,081,843	—

Total	815,402		5,175,701	317,200

(1)
Mr. Smith's agreement provides that his outstanding and unvested stock options will immediately vest and PSUs will continue to vest and will be settled when originally granted.

(2)
In the event of Mr. Rubin's retirement under certain circumstances, outstanding and unvested stock options, RSUs and PSUs will continue to vest as if he was still employed.

  Change in Control Definitions

        Under Mr. Smith's employment agreement, a "change in control" will occur if (i) any person or group becomes the beneficial owner of 30% or more of the company's voting stock, (ii) a majority of the members of the board no longer consist of individuals serving on the date the agreement was entered into or whose election or nomination was supported by two-thirds of the incumbent directors, (iii) the company adopts a plan of liquidation providing for the distribution of all or substantially all of the company's assets, (iv) all or substantially all of the assets of the company are disposed of through a merger, consolidation, share exchange, reorganization or other transaction unless the existing shareholders continue to own a majority of the voting interests in the entity that succeeds to the company's business, or (v) the company combines with another company and is the surviving corporation but the existing shareholders own 50% or less of the voting interests in the combined company. For purposes of the employment agreements for Messrs. Rubin, Srivastava, Kamal and Gregoire, a "change in control" will occur if (i) any person or group becomes the beneficial owner of 51% or more of the company's voting stock, (ii) a majority of the members of the board no longer consist of individuals serving on the date of their employment agreement amendments or whose election or nomination was supported by a majority of the incumbent directors, (iii) the company's board and, if required, the shareholders approve the dissolution of the company or a plan of liquidation or comparable plan providing for the disposition of all or substantially all of the company's assets, (iv) all or substantially all of the assets of the company are disposed of through a merger, consolidation, share exchange, reorganization or other transaction unless the existing shareholders continue to own a majority of the voting interests in the entity that succeeds to the company's business, or (v) the company merges or combines with another company and the existing shareholders own 50% or less of the voting interests in the successor company.

Pay Ratio Disclosure

        Under SEC rules, we are required to disclose in this proxy statement the ratio of the annual total compensation of our chief executive officer, Mr. Smith, for the 2017 fiscal year to the median annual total compensation of all of our employees (including employees of our subsidiaries) other than Mr. Smith for that year. That ratio was not calculated or taken into consideration by our Management Compensation Committee in setting the compensation of Mr. Smith or any of our other NEOs for 2017.

        For 2017, the annual total compensation of the employee identified at median of all of our employees, excluding Mr. Smith, was $52,188. The 2017 annual total compensation of Mr. Smith as set forth in the Summary Compensation Table for 2017, 2016 and 2015 was $7,434,946. Based on this information, the 2017 ratio of the annual total compensation of our CEO, Mr. Smith, to the median of the annual total compensation of all of our employees was estimated to be 142 to 1.

        To determine the median of the annual total compensation of all of our employees, we compared annualized base salary as of December 31, 2017 for our employee population, which excluded Canadian employees (as they represent less than 1% of our total employee population), interns and contingent workers. We then determined the annual total compensation of the median employee by collecting actual base salary, bonus paid, medical stipend paid and 401(k) employer match and other benefits paid during the 12 month period ending December 31, 2017.

Report of Audit Committee

        The primary function of the Audit Committee is to assist the board of directors in fulfilling its financial oversight responsibility by reviewing the company's financial statements, the other financial information that is proposed to be provided to the shareholders, the periodic financial reports filed with the SEC, the system of internal controls which management and the board of directors have established and the audit process. The committee operates pursuant to a written charter, a copy of which is available on the Corporate Governance section of the company's website at MagellanHealth.com. As set forth in the charter, management of the company is responsible for the preparation, presentation and integrity of the company's financial statements and for maintaining appropriate internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of the company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States and on the company's internal controls over financial reporting. The independent auditors are accountable to the board and the Audit Committee. The Audit Committee has the authority and responsibility to retain and terminate the company's independent auditors.

        In performance of this oversight function, the committee has reviewed and discussed the audited financial statements with management and the independent auditors. The committee has also discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 16, Communications with Audit Committees, as currently in effect. The committee has also received from the independent auditors the written disclosures regarding the auditors' independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with the independent auditors the independent auditors' independence.

        The members of the Audit Committee are advised by the independent auditors. The independent auditors are experts in the fields of accounting and auditing, including in respect of auditor independence. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, management is solely responsible for maintaining appropriate accounting and financial reporting principles and policies and internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the company's financial statements has been carried out in accordance with generally accepted auditing standards or that the company's auditors are in fact "independent."

        Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the committee referred to above and in the charter, the committee recommended to the board that the audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission.

The Audit Committee
Michael S. Diament (Chair) John O. Agwunobi, M.D. G. Scott MacKenzie

        The information set forth above under the headings "Report of Management Compensation Committee" and "Report of Audit Committee" does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the filing specifically incorporates such information by reference therein.

PROPOSAL NUMBER TWO

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (the "Exchange Act"), we are including in this proxy statement a separate resolution subject to shareholder vote to approve, in a non-binding, advisory vote, the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to Item 402 of SEC Regulation S-K. The vote does not cover the compensation paid to our directors or our policies for compensating employees as they relate to risk management. The text of the resolution in respect of Proposal Number Two is as follows:

  "RESOLVED, that the compensation paid to the company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

 2017 Highlights

Business Results

  •
  During 2017, our revenues increased by 21%, from $4,837 million to $5,839 million.

  •
  For 2017, our net income grew by 41.5%, from $77.9 million to $110.2 million, and our segment profit grew by 3.0%, from $301.8 million to $310.9 million.

  •
  Earnings per share for 2017 grew by 40.1%, from $3.22 to $4.51.

Shareholder Value Creation

  •
  During the course of 2017, our stock price increased by 27%.

  •
  In the fourth quarter of 2017, we closed the acquisition of Senior Whole Health, a company focused on serving complex, high-risk populations providing both Medicare and Medicaid dual-eligible benefits with more than 22,000 members in New York and Massachusetts.

  •
  During the three-year period January 1, 2015 through December 31, 2017, our Total Shareholder Return ("TSR") was at the 71st percentile of a group of peer companies' TSR for the same period of time.

2017 Executive Compensation Program

  •
  Overall in 2017, 76% of our chief executive officer's total compensation was awarded in long-term incentives, and his total compensation was 86% performance-based.

  •
  For our annual bonus pool funding, we increased the weighting of the growth in the adjusted net income performance metric from 15% to 20%.

  •
  As part of our long-term equity incentive program, we granted performance-based restricted stock units ("PSUs") that are earned based on our total shareholder return over a three year performance period relative to a group of peer companies. For our grants made in 2017, PSUs made up 50% of the targeted award value of our Named Executive Officers' ("NEOs") equity compensation.

Executive Compensation Policies and Practices

  •
  Require double trigger acceleration of vesting of equity awards in the event of a change in control.

  •
  Regularly monitor share utilization relative to historic standards and versus our industry peers.

  •
  Conduct competitive benchmarking of compensation with an independent consultant.

  •
  Maintain robust stock ownership requirements.

  •
  Conduct an annual assessment of risk in our compensation programs and mitigate any inappropriate risk.

  •
  Prohibit re-pricing of underwater stock options and granting of reload options.

  •
  Currently prohibit excise tax gross-ups in the event of a change in control.

  •
  Require a minimum vesting period of one year for equity grants; our outstanding grants have a three-year vesting requirement.

  •
  Require the recovery of any performance-based compensation in the event of a material financial restatement or conduct injurious to the company under our clawback policy.

        As described in detail above under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to attract, retain and reward our executive officers in order to deliver value to our shareholders. The executive compensation programs are designed and administered by our Management Compensation Committee (the "committee"), which consists of three independent directors, with advice and support from independent compensation consultants. Our compensation programs have been developed using the following principles:

  •
  Our compensation programs are designed to reward performance on an individual level within the executive's area of responsibility and the performance of the company as a whole.

  •
  We use comparable company compensation data to set the base salary compensation of our executive officers at levels near the median paid by comparable companies in order to recruit and retain appropriate executive talent, and to set incentive compensation at levels that are above median where performance is correspondingly above median.

  •
  Our compensation programs are designed to support achievement of both the short-term and long-term financial, operating and other goals of the company.

  •
  Our compensation programs balance the need to incent and reward short-term results with the need to build long-term value for our shareholders.

        Under our Incentive Compensation Plan ("ICP"), bonuses for 2017 were weighted 80% to achievement of annual segment profit targets for the company and the relevant business unit and 20% to achievement of annual growth of company-wide adjusted net income for 2017. The ICP is designed to reward our NEOs for achieving our strategy of growing our increasingly diversified business segments.

        In 2017 our long-term equity incentive awards were granted 50% in the form of stock options and 50% in the form of performance-based restricted stock units ("PSUs"), under which the actual number of shares earned depends on the company's total shareholder return as compared to the return generated by the group of companies included in the S&P Health Care Services Industry Index over a three-year performance period. This mix of awards ensures the performance focus of our long-term equity incentive program.

        We are recommending that shareholders vote for approval of the compensation to our NEOs for 2017. In deciding how to vote on this proposal, we encourage you to read the Compensation Discussion and Analysis and review the compensation tables. We believe that our compensation programs as described above continue to directly link our executives' compensation to performance as measured by achievement of the company's growth and alignment with the long-term interests of our shareholders. We believe our compensation programs appropriately demonstrate the link between performance, long-term value creation and our executives' compensation.

        The affirmative vote of the holders of a majority of the votes that are present in person or represented by proxy at the annual meeting and entitled to vote on the matter is required to approve Proposal Number Two.

        The shareholder vote on Proposal Number Two is advisory and therefore not binding on the company and the committee. However, our board of directors and the committee value the opinions of our shareholders, and the committee will review and consider the voting results when acting on our executive compensation programs in the future. The next shareholder vote on executive compensation will be in connection with the 2019 annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
"FOR" PROPOSAL NUMBER TWO

PROPOSAL NUMBER THREE

APPROVAL OF
AMENDMENT INCREASING SHARES RESERVED UNDER THE
2014 EMPLOYEE STOCK PURCHASE PLAN

        Subject to approval of the company's shareholders, the board of directors has adopted an amendment to the Magellan Health, Inc. 2014 Employee Stock Purchase Plan (the "ESPP" or the "plan") increasing the shares reserved under the ESPP by 300,000. Currently, 38,318 shares remain available under the ESPP, and we estimate that 34,000 shares will be purchased in the currently open purchase period that ends June 30, 2018.

        The purpose of the ESPP is to provide employees of Magellan and its subsidiaries, excluding executive officers and certain other highly compensated executives to the extent specified by the ESPP committee, with an opportunity to be compensated through the benefits of stock ownership and to acquire an interest in the company through the purchase of common stock. The ESPP originally was adopted by the board of directors in February 2014 and approved by our shareholders on May 21, 2014, replacing a similar prior plan. We have offered to our employees a purchase plan of this type since 2006. The board believes that it is in the best interests of the company and our stockholders to continue to provide our employees with the opportunity to acquire an ownership interest in the company through their participation in the ESPP, encouraging them to remain in our employ and more closely aligning their interests with those of our stockholders.

        The ESPP currently provides for the issuance of up to 200,000 shares of common stock, subject to adjustment in the event of a recapitalization of the company. The ESPP committee may specify a dollar value limitation for shares available for sale in a particular offering period under the ESPP. For the current offering period this limitation is $900,000 of payroll deductions for all participants. The ESPP committee may specify a different limitation for future offering periods. The closing price per share of our common stock on March 26, 2018 was $106.40 on the NASDAQ Global Select Market.

        The company intends that the plan qualify as an "employee stock purchase plan" under Section 423 of the IRC. Participants are offered an opportunity under the ESPP to purchase shares, subject to certain limitations, at the lesser of 85% of the closing price of the company's stock on the opening date or the closing date of an offering period, as explained below. Shares issued to ESPP participants may be, at the election of the company, either treasury shares or shares originally issued under the plan.

Administration

        The ESPP is administered by a committee (the "ESPP committee") consisting of not less than three members appointed by the chief executive officer of the company, each of whom must be either a director, officer or employee of the company or a subsidiary and may include the company's chief executive officer. The ESPP committee has full authority to make, administer and interpret the rules it considers necessary to administer the ESPP, and any determination or action in connection with the plan will be final and binding on all participants.

        The ESPP committee establishes offering periods under the plan, which are between three and twelve months in duration, the last of which may not end later than December 31, 2023. Currently and until modified by the ESPP committee, the offering periods will last for six months with offering dates of January 1 and July 1 of each year and with termination dates of June 30 and December 31 of each year. Eligible employees may elect to participate in the plan and to make stock purchases during an offering period. The ESPP committee determines the maximum number of shares available for sale in each offering period. If the total number of shares that participants seek to acquire under the plan exceeds the number of shares then available under the plan for that offering period, then the committee will make a pro rata allocation to participants of the shares available.

Eligibility and Participation Limitations

        In order to be eligible to participate in the ESPP, a person must be employed by the company or any of its subsidiaries on the 60th day preceding the offering date of an offering period, unless otherwise specified by the ESPP committee. The ESPP committee is authorized to exclude certain highly compensated employees (within the meaning of IRC Section 414(q)) from participation in the ESPP, and currently excludes all directors and executive officers, with no current intention of changing this policy. For each offering period, the ESPP committee designates a level of base pay that is the maximum level for a participant in that offering period. An employee will not be granted an option to participate in the ESPP if immediately after the grant the employee would own shares and/or hold outstanding options with five percent or more of the total combined voting power or value of all classes of shares of the company or any subsidiary. Except for these restrictions, all participating employees will be eligible to participate in the ESPP on the same basis.

        Currently, we estimate that approximately 10,000 employees would be eligible to participate in the ESPP. The amounts of future purchases under the ESPP are not determinable because participation is voluntary, plan contributions are discretionary and the number of shares purchased is affected by future prices of the company's shares.

        An employee will not be granted an option to participate in the plan that would permit his rights to purchase shares to exceed $25,000 in the fair market value of the shares (determined at the time the option is granted) for each calendar year in which such stock option is outstanding. The ESPP committee may specify an individual dollar limit in advance of an offering period that will apply to all employees during that offering period, in order to allocate the $25,000 limit over the number of offering periods expected to be completed in a given year or otherwise to limit the cost of the plan.

Participation

        In order to participate in the ESPP, an eligible employee must complete an election notice provided by the company and file it with a designated representative of the company no later than the date specified by the company in the election notice, which must be not later than the beginning of the offering period. Payments for shares under the plan are made by payroll deductions from an eligible employee's base pay, with such deductions not to exceed 10% of his or her annualized base pay as of the offering date. Unless otherwise adjusted by the ESPP committee, the payroll deductions with respect to an offering period begin on the first pay date beginning on or after the offering date, and end with the last pay date ending on or before the termination of the offering period, unless sooner stopped by the participant as provided in the plan.

        A participant's payroll deductions during an offering period are credited to his or her account under the plan. Plan accounts are bookkeeping accounts maintained by the company, and the company segregates or holds in trust or escrow the funds in a participant's account. Participants may elect to change the rate of payroll deductions only for future offering periods. On the offering date for each offering period, a participant is granted an option to purchase a number of shares determined by dividing the amount to be withheld and applied to the offering period by the option price per share of Common Stock (calculated based on the option price that is determinable as of the offering date). The option price is equal to the lesser of 85% of the closing price of the company's stock on the NASDAQ Global Select Market on the date of the beginning of the offering period or 85% of that closing price on the date of the termination of the offering period. However, if the applicable price is determined as of the termination of the offering period, that fact will not change the number of shares purchasable under the option. Unless a participant gives written notice of withdrawal prior to the first day of the calendar month that includes the termination of the offering period, or unless the participant's employment is terminated for any reason prior to the calendar month that includes the termination of the offering period, his or her option for the purchase of shares during an offering period will be exercised automatically on the termination of the offering period. As promptly as practicable after the end of an offering period, the company delivers shares purchased under the ESPP to a designated broker selected by the ESPP committee to hold the shares in an individual account for each participant.

        A participant has no interest in shares covered by an option until the option has been exercised. As a result, dividends payable as of a record date prior to the exercise date of an option will not be payable on the shares issued upon exercise of that option.

        If Proposal Number Three is approved by our shareholders, the company plans to file an amendment to its registration statement registering under the Securities Act the offer and sale to participants of the shares added to the ESPP (a registration statement previously was filed covering the shares currently authorized for issuance under the ESPP).

        A participant may file a written designation of a beneficiary who is to receive shares or cash to a participant's credit under the plan in the event of the participant's death. Neither payroll deductions credited to a participant's accounts nor any participant's rights to receive shares under the plan may otherwise be assigned or transferred by the participant.

Amendment or Termination of the Plan

        The board of directors or any board committee may at any time terminate or amend the ESPP. No such termination can affect options previously granted under the plan and no amendment can make any change in any option previously granted which would adversely affect the rights of any participant, except that options may terminate in specified circumstances in connection with a merger or other extraordinary transaction. Any amendment that provides for the sale of more than the maximum number of shares authorized under the ESPP, permits payroll deductions in excess of 10% of a participant's base pay or materially broadens eligibility, must be approved by the company's shareholders. However, other amendments to the plan that potentially could increase the cost to the company could be adopted without shareholder approval.

Certain Federal Income Tax Matters

        The following is a brief summary of the federal income tax consequences applicable to awards granted under the ESPP based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant based on his or her specific circumstances. The summary expressly does not discuss the income tax laws of any state, municipality, or non-U.S. taxing jurisdiction, or the gift, estate, excise, or other tax laws other than federal income tax law (excluding the federal tax law applicable to deferred compensation under IRC Section 409A). The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because individual circumstances may vary, the company advises all participants to consult their own tax advisors concerning the tax implications of awards granted under the ESPP.

        The ESPP is intended to be a qualified employee stock purchase plan under Section 423 of the IRC. However, it is not intended to be a tax-qualified retirement plan. In general, participants pay no tax when they enroll in the ESPP or when they purchase shares under the plan, although a participant's payroll deductions will be subject to payroll taxes (i.e. participant contributions will be on an "after-tax" basis). A participant will realize taxable income at the time the participant sells the shares acquired under the plan.

        If the participant observes certain holding period requirements, the participant's gain on sale will generally be taxed at capital gain rates, but under certain circumstances a portion of the participant's gain will be treated as ordinary income. Those circumstances will generally occur if the exercise price of the shares is less than 100% of the fair market value of the shares at the beginning of the offering period, or if at the beginning of the offering period it is unknown what the exercise price will be. The participant's ordinary income will not be greater than the excess, if any, of the fair market value of the shares at the time of grant (generally, the beginning of the offering period) over the exercise price (or, if lower, the actual proceeds of sale over the exercise price). If the participant sells the shares only after satisfying the holding period requirements, the company will not be entitled to a deduction, even with respect to amounts taxed to the participant as ordinary income.

        If the participant sells the shares before satisfying the holding period requirements, then the participant will realize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. The company in most cases will be entitled to a tax deduction corresponding to the ordinary income recognized by the participant (provided the company files appropriate information reporting returns). The remainder of the proceeds of sale will be taxed at capital gains rates. The company is not entitled to a tax deduction in connection with any amount treated as capital gain to the participant.

Additional Information

        If this proposal is approved, the amended language authorizing 300,000 additional shares will be incorporated into Section 12 of the ESPP, and the ESPP will be restated to incorporate the amendment.

        The ESPP is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

        The foregoing is only a summary of certain provisions of the ESPP and is qualified by reference to the text of the ESPP, which is attached as Appendix A.

Securities Authorized for Issuance under Equity Compensation Plans

        The following table sets forth certain information as of December 31, 2017 with respect to the company's compensation plans under which equity securities are authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the column to the left)
	(#)		($)		(#)
Equity compensation plans approved by security holders	2,823,841	(1)	61.50	(2)	3,724,939	(3)
Equity compensation plans not approved by security holders	—		—		—

(1)
Consists of outstanding stock options, unvested restricted stock units and unsettled performance-based stock units as of December 31, 2017.

(2)
Weighted average exercise price of outstanding stock options as of December 31, 2017.

(3)
Consists of shares remaining available for issuance as of December 31, 2017 under the company's equity compensation plans (pursuant to which the company may issue stock options, restricted stock awards, stock bonuses, stock purchase rights and other equity incentives), after giving effect to the shares issuable upon the exercise of outstanding options, shares of restricted stock outstanding, RSUs and PSUs.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
"FOR" PROPOSAL NUMBER THREE

PROPOSAL NUMBER FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        Following the recommendation of our Audit Committee, our board of directors has appointed, and recommends shareholder ratification of the appointment of, Ernst & Young LLP as our independent auditor for the fiscal year 2018. Representatives of Ernst & Young LLP will be present at the meeting to respond to appropriate questions and to make such statements as they may desire.

THE BOARD OF DIRECTORS RECOMMENDS
THAT YOU VOTE "FOR" PROPOSAL NUMBER FOUR

Audit, Audit-Related, Tax and Other Fees and Approval of Audit and Non-Audit Services

        Ernst & Young LLP was our independent auditor for the year ending December 31, 2017, and has been selected by our Audit Committee to be our independent auditor for the year ending December 31, 2018. Under the Audit Committee's policy, all audit, audit-related, tax and all other services must be pre-approved by the Audit Committee. The policy does not provide for a de minimus exception to the pre-approval requirements. Accordingly, all of the 2017 fees described below were pre-approved by the full Audit Committee.

2017 and 2016 Audit, Audit-Related, Tax and Other Fees

        The table below sets forth the total fees and expenses billed and expected to be billed by Ernst & Young for audit, audit-related, tax and other services during 2017 and 2016.

Audit, Audit-Related, Tax and Other Fees

	2017 Actual Fees	2016 Actual Fees
Audit Fees(1)	4,509,834	$3,828,691
Audit-Related Fees(2)	658,977	$746,242
Tax Fees	86,258	$69,607
Other Fees	—	—

Total Fees(3)	$5,255,069	$4,644,540

(1)
Includes fees and expenses related to the fiscal year audit and quarterly reviews, notwithstanding when the fees and expenses were billed or when the services were rendered.

(2)
Includes fees related to employee benefit plans ($51,861), review of service organization controls ($567,271) and acquisition-related due diligence ($39,735) in 2017.

(3)
Total fees include direct out-of-pocket expenses.

 ADDITIONAL INFORMATION

Shareholder Proposals

        In order to be considered for inclusion in our proxy statement and form of proxy relating to the 2019 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act, a shareholder proposal must be received by our Secretary at our principal offices in Scottsdale, Arizona, on or before December 10, 2018. A shareholder proposal submitted for inclusion in our proxy statement and form of proxy must also comply with the other requirements set forth in SEC Rule 14a-8. Any shareholder proposal to be presented at the 2019 annual meeting of shareholders that is not submitted in accordance with Rule 14a-8 will be untimely unless it is received by our Secretary at least 90 days prior to the anniversary of the 2018 annual meeting of shareholders (February 23, 2019) and may not be presented for a vote unless it is also otherwise in compliance with the requirements set forth in our by-laws.

Solicitation

        All costs and expenses associated with soliciting proxies will be borne by the company. In addition to the use of the mails, proxies may be solicited by the directors, officers and our employees by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of our common stock held of record by such persons, and we will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith. In addition, we have retained MacKenzie Partners, Inc., a proxy-soliciting firm, to assist in the solicitation of proxies and will pay that firm a fee of $12,500 plus reimbursement for out-of-pocket expenses. The company will bear the total amount of those fees and expenses. The company's engagement of MacKenzie Partners, Inc. provides for the solicitation of institutions, money managers and other professional investors and individual investors, and strategic advice on proxy solicitation matters.

OTHER MATTERS

        As of the date of this proxy statement, the board of directors is not aware of any other business or matters to be presented for consideration at the meeting other than as set forth in the notice of meeting attached to this proxy statement. However, if any other business shall come before the meeting or any adjournment or postponement thereof and is to be voted upon, the enclosed proxy shall be deemed to confer discretionary authority on the individuals named to vote the shares represented by such proxy as to any such matters.

REQUESTS FOR MORE INFORMATION

        Certain information referred to herein is incorporated by reference to portions of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. We will provide without charge to each beneficial holder of our common stock on the record date, upon the written or oral request of any such person, a copy of our Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2017, as filed with the Securities and Exchange Commission. We will also provide to any person without charge, upon request, a copy of our Code of Ethics for Directors, Code of Ethics for Covered Officers and Code of Conduct for all employees. Any such requests should be made in writing or by telephone to the Investor Relations Department, Magellan Health, Inc., 4800 N. Scottsdale Road, Suite 4400, Scottsdale, Arizona 85251, tel. (877) 645-6464. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (without exhibits), Code of Ethics for Directors, Code of Ethics for Covered Officers, Code of Conduct, and other Securities and Exchange Commission filings are also available on our website at MagellanHealth.com. We intend to disclose future amendments to the provisions of the codes of ethics and handbook and material waivers from such codes of ethics and handbook, if any, made with respect to any of our directors and executive officers on our website.

APPENDIX A

2014 EMPLOYEE STOCK PURCHASE PLAN
As Amended and Restated May 24, 2018

        1.    PURPOSE.    The purpose of the Magellan Health, Inc. 2014 Employee Stock Purchase Plan (the "Plan") is to provide employees of Magellan Health, Inc. (the "Company") and its subsidiary companies with an opportunity to be compensated through the benefits of stock ownership and to acquire an interest in the Company through the purchase of Common Stock of the Company. The Company intends that the Plan help it to attract and retain non-executive officer employees and encourage them to acquire an ownership interest through which they can share in the success of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

        2.    DEFINITIONS.

          (a)   "Base Pay" means the compensation payable to an employee by the Company or a designated subsidiary (as defined in Code Section 424(f)) (a "subsidiary"), calculated at that employee's base salary or standard hourly rate of compensation, but excluding overtime, commissions, shift differential, incentive bonus compensation, equity compensation, severance compensation, Company contributions under benefit or retirement plans and compensation payable under any deferred compensation or other fringe benefit plan.

          (b)   "Employee" means for each Offering Period (as defined in Section 4) any person who is employed by the Company or by any subsidiary of the Company designated from time to time by the Committee (as defined in Section 13) to participate in such Offering Period.

        3.    ELIGIBILITY.

          (a)   Any Employee who shall be employed on a designated "Eligibility Date" preceding the Offering Date (as defined in Section 4) of an Offering Period shall be eligible to participate in the Plan for such Offering Period, except for designated "highly compensated employees" excluded from eligibility by the Committee. The Eligibility Date shall be the 60th day preceding the Offering Date, unless otherwise specified in by the Company prior to the Offering Date. Notwithstanding the foregoing, the Committee, in its sole discretion, may credit the employment service of persons employed by a business acquired by the Company or by any subsidiary thereof for the purpose of meeting the eligibility requirement set forth in this Section 3(a). If the Committee determines to exclude any highly compensated employees from participation for any Offering Period, the Committee shall designate those highly compensated employees, as that term is defined under Code Section 414(q) and applicable at the Offering Date, who will be ineligible to participate in that Offering Period, based on such employees' level of compensation above a designated level (which compensation shall include cash and non-cash compensation elements as specified by the Committee) or based on the status of such employees as officers or subject to the disclosure requirements of Section 16(a) of the Securities Exchange Act of 1934 or based on such other criteria as may be permissible under Treasury Regulation §1.423-2(e), provided that the exclusion of designated highly compensated employees shall be applied in an identical manner to all highly compensated employees of every corporation whose employees are otherwise eligible to participate in such Offering Period.

          (b)   Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option if and to the extent that, immediately after such grant:

      (i)
      Such Employee would own shares, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any subsidiary of the Company; or

      (ii)
      Such Employee then or during the term of the option would have rights to purchase shares under all employee stock purchase plans of the Company and its subsidiaries that accrue at a rate which exceeds $25,000 of the fair market value of the shares (determined as of the Offering Date) for each calendar year in which such stock option is outstanding at any time.

        The Committee may specify an individual dollar limit applicable uniformly to eligible Employees in advance of any Offering Period lower than that specified in this Section 3(b), with a view to allocating the limit under Section 3(b)(ii) over the number of Offering Periods anticipated to be completed in a given year, to limit the cost of the Plan to the Company or for any other purpose.

        4.    OFFERING PERIODS.    The Committee shall establish the Offering Periods under the Plan which shall be of not less than three months nor more than twelve months duration each, the first of which shall not begin before this Plan is approved by the shareholders of the Company, and the last of which shall end not later than December 31, 2023. The beginning date (the "Offering Date") and the ending date (the "Termination Date") of each Offering Period shall be set in advance of each Offering Period by the Committee. Initially under the Plan and continuing until this policy is modified by the Committee, each Offering Period shall be six months in length with Offering Dates of January 1 and July 1 of each year and with Termination Dates of June 30 and December 31 of each year.

        5.    PARTICIPATION.    An eligible Employee may become a participant only by completing an election notice provided by the Company and filing it with the designated representative of the Company no later than the date specified by the Company in the election notice form, which must be not later than the Offering Date. Unless otherwise adjusted in accordance with rules established by the Committee in its sole discretion, payroll deductions for a participant with respect to an Offering Period shall commence with the first pay date beginning on or after the Offering Date, and shall end with the last pay date on or before the Termination Date, unless sooner terminated by the participant as provided in Section 10. All Employees granted options under the Plan shall have the same rights and privileges, except that the amount of stock which may be purchased under such option may vary in a uniform manner as described in Section 7.

        6.    METHOD OF PAYMENT.    Payments for shares under the Plan may be made only by payroll deductions, as follows:

          (a)   If an eligible Employee wishes to participate in the Plan, then at the time he or she files the election notice, the eligible Employee shall elect to have deductions made from his or her Base Pay at a rate, expressed as a percentage, not to exceed 10% of his or her annualized Base Pay as of the Offering Date. Any or all amounts withheld during the one-month period immediately preceding the Termination Date in any Offering Period may be applied to the purchase of shares on the Termination Date or to the purchase of shares offered for the next subsequent Offering Period if and in a manner determined by the Committee, in its sole discretion, but only if such application is administered consistently among all participants during such Offering Period.

          (b)   All payroll deductions made for a participant shall be credited to his or her account under the Plan. A participant may not make any separate cash payment into such account. A participant's account shall be no more than a bookkeeping account maintained by the Company, and neither the Company nor any subsidiary shall be obligated to segregate or hold in trust or escrow any funds in a participant's account.

          (c)   A participant's election to have deductions made from his or her Base Pay shall be effective for all pay dates occurring during the Offering Period which commences immediately following the filing, in accordance with Section 5, of the participant's election notice and for each subsequent Offering Period until such election is modified or revoked by the participant or until such participant no longer meets the eligibility requirements of Section 3(a). A participant may discontinue his or her participation in the Plan as provided in Section 10.

        A participant may elect to change the rate of payroll deductions at such times and in accordance with such rules as may be prescribed by the Committee; any such change in the rate of payroll deductions shall be applicable only with respect to Offering Periods commencing after a participant files with the Committee an election notice requesting such change.

        7.    GRANTING OF OPTION.

          (a)   Subject to any limitation or adjustment under Sections 12 or 17, on the Offering Date for each Offering Period, a participant shall be granted an option to purchase a number of shares determined by dividing the amount to be withheld for participation in the Plan and applied to such Offering Period by the option price per share of Common Stock calculated as of the Offering Date in accordance with Section 7(b) (i.e., based on the specified percentage of the closing price of Common Stock on the Offering Date but without regard to the specified percentage of the closing price of Common Stock on the Termination Date). In making this determination for each participant, the amount to be withheld for the participant shall be reduced if and to the extent necessary to comply with the requirements of Section 3(b) (the individual annual maximum or $25,000 or lesser amount specified under Section 3(b)), and that amount shall be further reduced based on any limitation on the maximum number of shares to be sold in the Offering Period under Section 12.

          (b)   The option price per share of shares purchased with payroll deductions for a participant will be equal to the lesser of (i) 85% of the closing price of Common Stock in the Nasdaq Global Select Market on the Offering Date or (ii) 85% of the closing price of Common Stock in the Nasdaq Global Select Market on the Termination Date. If no shares are traded on any such exchange (or any other national exchange) on either such date, such price shall be determined on the last trading date for such shares immediately preceding the Offering Date or the Termination Date, as applicable. The closing price shall be determined at the end of the regular trading session and not any extended-hours or after-hours trading sessions. Such closing price of Common Stock shall be the "Fair Market Value" of a share for purposes of this Plan.

        8.    EXERCISE OF OPTION.    Unless a participant gives written notice of withdrawal pursuant to Section 10(a) or such participant's payroll deductions are returned in accordance with Section 10(c), his or her option for the purchase of shares during an Offering Period with payroll deductions will be exercised automatically for him or her on the Termination Date of that Offering Period. The automatic exercise shall, subject to Sections 12 and 17, be for the purchase of the maximum number of shares subject to his or her option which the sum of payroll deductions credited to the participant's account (without interest) on the Termination Date can purchase at the option price which may include fractional shares.

        9.    DELIVERY.    As promptly as practicable after the end of an Offering Period, the Company will deliver the shares purchased upon the exercise of the option to a designated broker selected by the Company to administer and hold shares in individual accounts established for the benefit of each participant. The Committee, in its sole discretion, may establish procedures to permit a participant to receive such shares directly.

        10.    WITHDRAWAL.

          (a)   A participant may withdraw payroll deductions credited to his or her account under the Plan by giving written notice to the representative of the Company designated on the election notice form. A participant may withdraw amounts credited to his or her account at any time prior to the first day of the calendar month that includes the Termination Date or such later date as may be established by the Committee in its sole discretion. All of the participant's payroll deductions credited to his or her account will be paid to him or her (without interest) promptly after receipt of his or her notice of withdrawal, and no further deductions will be made from his or her pay during that Offering Period. Unless otherwise determined by the Committee, a withdrawal must apply to all payroll deductions then credited to the participant's account.

          (b)   A participant's withdrawal will not limit his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in any subsequent Offering Period.

          (c)   Upon termination of the participant's employment during an Offering Period for any reason, including death or retirement, the payroll deductions credited to his or her account for such period (without interest) will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14. Notwithstanding the foregoing, the payroll deductions credited to the account of any participant whose employment is terminated during the calendar month that includes the Termination Date shall not be returned but shall instead be used to purchase shares in accordance with Section 8.

        11.    NO INTEREST.    No interest shall be accrued or payable with respect to amounts in a participant's account.

        12.    STOCK.

          (a)   The shares of Common Stock to be sold to participants under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be made available for sale under the Plan shall be 200,000 shares plus, after May 24, 2018, an additional 300,000 shares, and the maximum number of shares available for sale in each Offering Period shall be subject to such limitation as may be determined by the Committee in its sole discretion not later than the Offering Date, subject in each case to adjustment upon changes in capitalization of the Company as provided in Section 17. Accordingly, the Committee may specify a dollar value limitation for shares available for sale in an Offering Period, which limitation may apply based on the Fair Market Value of Common Stock on the Offering Date or on the Termination Date or may apply to the aggregate amount of payroll deductions for all participants during the Offering Period. For the initial Offering Period, this limitation shall be $900,000 in aggregate amount of payroll deductions for all participants during the Offering Period. This limitation shall remain at that level for subsequent Offering Periods unless modified by the Committee. The Committee may specify a different share limitation, including for example a specific limit on shares that might be purchasable in the event that the applicable purchase price is based on a percentage of Fair Market Value on the Termination Date. If the total number of shares for which options are to be exercised for an Offering Period in accordance with Section 8 exceeds the number of shares then available under the Plan for such Offering Period, the Company shall make a pro rata allocation of the shares available based on a fraction, the numerator of which shall be the number of shares with respect to which a participant has an option to purchase for an Offering Period and the denominator of which shall be the number of shares available for purchase, with rounding down for each participant to the nearest whole number.

          (b)   A participant will have no interest in shares covered by an option until such option has been exercised. Accordingly, dividends payable to holders of Common Stock as of a record date prior to the exercise date will not be payable on shares issued upon such exercise (however, adjustments authorized under Section 17 are not limited by this Section 12(b)).

        13.    ADMINISTRATION.    The Plan shall be administered by a Committee (the "Committee") consisting of not less than three members who shall be appointed by the Chief Executive Officer of the Company (and may include the Chief Executive Officer). Each member of the Committee shall be either a director, an officer, or an employee of the Company or of a subsidiary thereof. The Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and all persons claiming under or through any participant.

        14.    DESIGNATION OF BENEFICIARY.    A participant may file a written designation of a beneficiary who is to receive any shares or cash to the participant's credit under the Plan in the event of such participant's death before, on, or after the Termination Date but prior to the delivery of shares and, if applicable, cash. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver such shares or cash to the account of such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the account of the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company, in its discretion, may deliver such shares or cash to the account of the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent, or relative is known to the Company, then to the account of such other person as the Company may designate. No designated beneficiary shall, prior to the death of the participant by whom he or she has been designated, acquire any interest in the shares or cash credited to the participant under the Plan. The Company shall not be liable for any loss resulting from any delay in the delivery of shares, unless Company actions causing such delay are in bad faith.

        15.    TRANSFERABILITY.    Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant (except for the designation of a beneficiary and transfer upon the death of the participant as specified in Section 14). Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

        16.    USE OF FUNDS.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose.

        17.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.    In the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, spin-offs, dividends in kind or other non-cash dividends, or other relevant changes in capitalization, an appropriate adjustment shall be made by the Board or the Committee to the number and kind of shares as to which outstanding options shall be exercisable and to the option price, and to the shares available under the Plan. In furtherance of this authorization, upon the occurrence of an event constituting an "equity restructuring" as defined under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718 with respect to Common Stock, each participant has a legal right to the equitable adjustment provided hereunder, in order to preserve without enlarging the participant's rights with respect to outstanding options. No fractional shares shall be issued or optioned in making the foregoing adjustments. Adjustments shall be made in conformity with Code Section 423 and other applicable provisions of the Code. All adjustments made by the Board or Committee under this paragraph shall be conclusive and binding on all participants and all persons claiming under or through any participant.

        If the Company shall be a party to any reorganization involving a merger, consolidation, acquisition of the stock or acquisition of the assets of the Company, the Committee in its discretion may declare (a) that all options granted hereunder are to be terminated after giving at least ten days' notice to holders of outstanding options, with such options to be exercisable as of the end of such notice period, and/or (b) that any option granted hereunder shall pertain to and apply with appropriate adjustment as determined by the Committee to the securities of the resulting corporation to which a holder of the number of shares of Common Stock subject to the option would have been entitled. The adoption of a plan of dissolution or liquidation by the Board of Directors and shareholders of the Company shall cause every option outstanding hereunder to terminate on the fifteenth day thereafter, except that, in the event of the adoption of a plan of dissolution or liquidation in connection with a reorganization as provided in the preceding sentence, options outstanding hereunder shall be governed by and shall be subject to the provisions of the preceding sentence.

        Any issue by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any option, except as specifically provided otherwise in this Section 17. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

        18.    AMENDMENT OR TERMINATION.    The Board of Directors of the Company (or a Board committee acting within the scope of its authority under its Charter) may at any time terminate or amend the Plan. No such termination can affect options previously granted and no amendment can make any change in any option theretofore granted which would adversely affect the rights of any participant, except that this shall not limit any action authorized under Section 17. No amendment can be made without prior approval of the shareholders of the Company if such amendment would:

          (a)   Require the sale of more shares than are authorized under Section 12; or

          (b)   Permit payroll deductions or cash payments at a rate in excess of 10% of a participant's Base Pay; or

          (c)   Materially broaden eligibility under the Plan.

        19.    NOTICES.    All notices or other communications by a participant to the Company under or in connection with the Plan shall not be deemed to have been duly given until actually received by the representative of the Company designated on the election notice form provided in accordance with Section 5.

        20.    PAYEE.    If (i) the Company utilizes a designated broker to administer and hold in individual accounts the shares purchased by the participants, (ii) the Company subsequently cannot ascertain the whereabouts of a participant whose account is held with the designated broker, (iii) after three years from the date of the last purchase by such participant, a notice of such account balance and pending action under this section is mailed to the last known address of such person, as shown on the records of the designated broker or the Company, and (iv) within three months after such mailing, such person has not made written claim therefor, then the Committee may direct that such account balance (including both shares and withholdings) otherwise due to such person be canceled and returned to the Company. Upon such cancellation, the Company or the designated broker shall have no further liability therefor, except that, in the event such person, within one year of the date of the notice referred to in

(iii) above, notifies the Company or the broker of his or her whereabouts and requests the amounts due to him or her under the Plan, the number of shares (as may be adjusted to reflect any extraordinary corporate event or recapitalization) together with any dividends or other accretions thereon and the amount of withholdings contained in such account so canceled shall be delivered to him or her as provided herein by the Plan.

        21.    EFFECTIVE DATE.    The Plan was approved by the Board of Directors of the Company on February 27, 2014. The Plan became effective upon its approval by the shareholders of the Company on May 21, 2014. An amendment and restatement of the Plan became effective May 24, 2018.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 24, 2018. MAGELLAN HEALTH, INC. You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E44405-P05292 See the reverse side of this notice to obtain Meeting Information Meeting Type:Annual Meeting For holders as of:March 26, 2018 Date: May 24, 2018Time: 7:30 a.m., local time Location: Magellan Offices G-2 Auditorium Level 4800 N. Scottsdale Road Scottsdale, Arizona 85251

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods marked by the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E44406-P05292 Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form. Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENTANNUAL REPORT How to View Online: following page) and visit: www.proxyvote .com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 10, 2018 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following: 1. Election of Directors: NOMINEES FOR TERMS THROUGH 2019: 01) 02) 03) Eran Broshy Matthew J. Simas Swati Abbott The Board of Directors recommends you vote FOR the following proposals: 2. To approve, by non-binding vote, the compensation of the named executive officers. 3. To approve an amendment to the company’s 2014 Employee Stock Purchase Plan to increase the shares reserved by 300,000. 4. Ratification of Ernst & Young LLP as independent auditors for fiscal year 2018. 5. As such proxies may in their discretion determine in respect of any other business properly to come before said meeting (the Board of Directors knowing of no such other business). E44407-P05292 Voting Items

E44408-P05292 Voting Instructions

MAGELLAN HEALTH, INC. ANNUAL MEETING FOR HOLDERS AS OF 3/26/18 TO BE HELD ON 5/24/18 Your vote is important. Thank you for voting. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E44409-P05292 Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting. The following materials are available at www.proxyvote.com: Notice and Proxy Statement and Annual Report The Board of Directors recommends you vote FOR the following: For Withhold For All To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. All All Except 1. Election of Directors: NOMINEES FOR TERMS THROUGH 2019: ! ! ! ! 01) 02) 03) Eran Broshy Matthew J. Simas Swati Abbott PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON The Board of Directors recommends you vote FOR the following proposals: For Against Abstain ! ! ! ! ! ! ! ! ! 2. To approve, by non-binding vote, the compensation of the named executive officers. 3. To approve an amendment to the company’s 2014 Employee Stock Purchase Plan to increase the shares reserved by 300,000. 4. Ratification of Ernst & Young LLP as independent auditors for fiscal year 2018. 5. As such proxies may in their discretion determine in respect of any other business properly to come before said meeting (the Board of Directors knowing of no such other business). Yes ! No ! HOUSEHOLDING ELECTION - please indicate if you consent to receive certain future investor communications in a single package per household. Signature [PLEASE SIGN WITHIN BOX] Date Read the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 p.m. ET the night before the meeting or cut-off date. Vote by Internet: www.proxyvote.com Vote by Phone: 1-800-454-8683 Vote by Mail: Use the envelope enclosed